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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

GUESS?, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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May 14, 2009

Dear Shareholder:

        We are pleased to invite you to the annual meeting of shareholders of Guess?, Inc. to be held on Tuesday, June 23, 2009, at 9:00 a.m., local time, at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210.

        At the annual meeting, you will be asked to: (i) elect two directors, (ii) re-approve the performance criteria for the Guess?, Inc. 2004 Equity Incentive Plan so that performance-based awards granted thereunder will continue to be deductible by the Company for federal income tax purposes, (iii) ratify the appointment of independent auditors for the fiscal year ending January 30, 2010 and (iv) consider such other business as may properly come before the annual meeting. The enclosed proxy statement more fully describes the details of the business to be conducted at the annual meeting.

        Whether or not you plan to attend the annual meeting in person, your vote is very important. Accordingly, we hope that you will vote as soon as possible by using the telephone or Internet voting systems, or by completing and mailing the enclosed proxy card.

        Thank you for your ongoing support of and continued interest in Guess?, Inc.

Maurice Marciano
Chairman of the Board

Paul Marciano
Chief Executive Officer and Vice Chairman of the Board

GUESS?, INC.
1444 South Alameda Street
Los Angeles, California 90021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 23, 2009

Time and Date:	9:00 a.m., local time, on Tuesday, June 23, 2009
Place:	Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210
Items of Business:	1.	To elect two directors for a term of three years each until their successors are duly elected and qualified.
	2.	To re-approve the performance criteria for the Guess?, Inc. 2004 Equity Incentive Plan so that performance-based awards granted thereunder will continue to be deductible by the Company for federal income tax purposes.
	3.	To ratify the appointment of independent auditors for the fiscal year ending January 30, 2010.
	4.	To consider such other business as may properly come before the annual meeting.
Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date:	You are entitled to vote at this annual meeting only if you were a Guess?, Inc. shareholder as of the end of business on May 6, 2009.
Admission:	Please note that space limitations make it necessary to limit attendance to shareholders and one guest. If your shares are held by a broker, bank or other nominee and you wish to attend the annual meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares as of the record date and bring it to the annual meeting. Admission to the annual meeting will be on a first-come, first-served basis. Cameras and recording devices will not be permitted at the annual meeting.
The annual meeting will begin promptly at 9:00 a.m., local time. Registration will begin at 8:30 a.m., local time.
Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy as soon as possible. You may submit your proxy for the annual meeting by using the telephone or Internet voting systems or by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers about the Proxy Materials and Annual Meeting" beginning on page 1 of this proxy statement and the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Maurice Marciano	Paul Marciano
Chairman of the Board	Chief Executive Officer and Vice Chairman of the Board

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about May 19, 2009.

GUESS?, INC.
1444 South Alameda Street
Los Angeles, California 90021

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To be held on June 23, 2009

        This proxy statement (the "Proxy Statement") and the enclosed form of proxy are being furnished commencing on or about May 19, 2009, in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Guess?, Inc. (the "Company") of proxies in the enclosed form for use at the 2009 annual meeting of shareholders (the "Annual Meeting") to be held at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210, on Tuesday, June 23, 2009, at 9:00 a.m., local time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
The Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place on June 23, 2009. As a shareholder as of May 6, 2009, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Q:
What information is contained in this Proxy Statement?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:
How do I obtain the Company's Annual Report on Form 10-K?

A:
A copy of the Company's fiscal 2009 Annual Report on Form 10-K is enclosed.

  Shareholders may request another free copy of the fiscal 2009 Annual Report on Form 10-K from:

    Guess?, Inc.
    Attn: Investor Relations
    1444 South Alameda Street
    Los Angeles, California 90021
    (213) 765-5578
    http:    //www.guessinc.com/Investors/

  The Company will also furnish any exhibit to the fiscal 2009 Annual Report on Form 10-K if specifically requested.

Q:
What may I vote on by proxy?

A:
(1) The election of two nominees to serve on the Board;

  (2)
  The re-approval of the performance criteria for the Guess?, Inc. 2004 Equity Incentive Plan so that performance-based awards granted thereunder will continue to be deductible by the Company for federal income tax purposes; and

  (3)
  The ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending January 30, 2010 ("fiscal 2010").

Q:
How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote FOR the nominees, FOR the re-approval of the Guess?, Inc. 2004 Equity Incentive Plan and FOR the ratification of Ernst & Young LLP as independent auditors for fiscal 2010.

Q:
Who is entitled to vote?

A:
Shareholders as of the close of business on May 6, 2009 (the "Record Date") are entitled to vote at the Annual Meeting.

Q:
How many shares can vote?

A:
As of the Record Date, May 6, 2009, 92,023,185 shares of common stock (the "Common Stock") of the Company, the only voting securities of the Company, were issued and outstanding. Every shareholder of Common Stock is entitled to one vote for each share held.

Q:
How do I vote?

A:
You are eligible to vote at the Annual Meeting using one of four methods:

  •
  Voting by Internet. To vote via the Internet, use the website indicated on the enclosed proxy card;

  •
  Voting by Telephone. To vote by telephone, call the toll-free number on the enclosed proxy card;

  •
  Voting by Mail. To vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided; or

  •
  Voting in Person. To vote in person, you must attend the Annual Meeting and follow the procedures for voting announced at the Annual Meeting. Please note that if your shares are held by a broker or other nominee you must present a legal proxy from such broker or nominee in order to be able to vote at the Annual Meeting.

  The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the enclosed proxy card. In order to be timely processed, an Internet or telephone vote must be received by 1:00 a.m. Eastern Time on June 23, 2009. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card.

  You have the right to revoke your proxy at any time before the Annual Meeting by:

    •
    Notifying the Corporate Secretary of the Company in writing;

    •
    Voting in person; or

    •
    Returning a later-dated proxy card.

Q:
What if my shares are held in "street name?"

A:
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:
What shares are included on the proxy card(s)?

A:
The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), vote by Internet, telephone or in person at the Annual Meeting, your shares will not be voted.

Q:
What does it mean if I get more than one proxy card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you intend to vote by return mail, sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent:

    Computershare Investor Services
    P.O. Box 43078
    Providence, Rhode Island 02940-3078
    (877) 282-1168 or
    (781) 575-4593
     www.computershare.com

Q:
How may I obtain a separate set of voting materials?

A:
If you share an address with another shareholder, you may receive only one set of proxy materials (including our fiscal 2009 Annual Report on Form 10-K and this Proxy Statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials at:

    Guess?, Inc.
    Attn: Investor Relations
    1444 South Alameda Street
    Los Angeles, California 90021
    (213) 765-5578

  Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials in the future.

Q:
What is a "quorum?"

A:
A "quorum" is a majority of the outstanding shares entitled to vote. They may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present. Abstentions will also be treated as present for the purpose of determining whether a quorum is present.

Q:
What is required to approve each proposal?

A:
A quorum must have been established in order to consider any matter. To elect the two directors, the two candidates for director receiving the most votes will become directors of the Company. Shareholders may not cumulate their votes. All other proposals require the affirmative "for" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, proxies marked "Abstain" as to Proposal No. 1 will not have any effect on the election of directors, but proxies marked "Abstain" as to Proposal No. 2 or Proposal No. 3 will have the same effect as a vote cast against the proposal.

  Under the rules of the New York Stock Exchange (the "NYSE") in effect at the time this Proxy Statement was printed, your broker may be permitted to vote your shares on the election of directors, the re-approval of the performance criteria for the Guess?, Inc. 2004 Equity Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors, even if the broker does not receive instructions from you. Your broker will provide you with directions on voting your shares, and you should instruct your broker to vote your shares according to those instructions.

Q:
How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card will give authority to each of Carlos Alberini, our President and Chief Operating Officer, Deborah Siegel, our General Counsel and Secretary, and Jason Miller, our Assistant General Counsel and Assistant Secretary, to vote on such matters at their discretion.

Q:
What is the deadline to propose actions for consideration at next year's annual meeting of shareholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future shareholder meetings as follows:

  Shareholder Proposals:    For a shareholder proposal to be considered for inclusion in the Company's proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of the Company at our principal executive offices no later than January 14, 2010. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Securities and Exchange Commission ("SEC") regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

    Guess?, Inc.
    Attn: Corporate Secretary
    1444 South Alameda Street
    Los Angeles, California 90021

  For a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Common Stock to approve that proposal, provide the information required by the bylaws of the Company (the "Bylaws") and give timely notice to the Corporate Secretary of the Company in accordance with the Bylaws, which, in general, require that the notice be received by the Corporate Secretary of the Company:

    •
    Not earlier than the close of business on March 25, 2010, and

    •
    Not later than the close of business on April 26, 2010.

    If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, then notice of a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8 must be received no later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed to the shareholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first.

  Nomination of Director Candidates:    You may propose director candidates for consideration by the Board's Nominating and Governance Committee in accordance with the procedures set forth in the Bylaws, as summarized under the caption "Corporate Governance and Board Matters—Consideration of Director Nominees—Shareholder Nominees" herein.

  Copy of Bylaw Provisions:    You may contact the Company's Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. The Bylaws also are available on the Company's website at http://www.guessinc.com/Investors/.

Q:
How is the Company soliciting proxies for the Annual Meeting?

A:
This solicitation is made by mail on behalf of the Board of Directors. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, facsimile or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

Q:
How can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2010.

Q:
How may I communicate with the Company's Board or the non-management directors on the Company's Board?

A:
You may communicate with the Board by submitting an e-mail to the Company's Board at bod@guess.com. All directors have access to this e-mail address. Communications from shareholders or any other interested parties that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Lead Independent Director.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 23, 2009

        This Proxy Statement and our Annual Report on Form 10-K for the Fiscal Year Ended January 31, 2009 are available at www.edocumentview.com/ges.

 PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS
(Item 1 on Proxy Card)

        Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes of directors serving staggered terms (Classes I, II and III). One class of directors is elected at each annual meeting of shareholders for a three-year term and will hold office until their successors shall have been elected and qualified. The Bylaws authorize a Board of Directors consisting of not less than three or more than fifteen directors. The Board of Directors currently consists of eight members of whom Carlos Alberini and Alice Kane are Class I directors, Paul Marciano, Anthony Chidoni and Judith Blumenthal are Class II directors, and Maurice Marciano, Kay Isaacson-Leibowitz and Alex Yemenidjian are Class III directors.

        At the Annual Meeting, two Class I directors are to be elected to serve for a term to expire at the 2012 Annual Meeting. The nominees for these positions are Carlos Alberini and Alice Kane (the "Class I Nominees"). Both Class I Nominees are standing for re-election to the Board. Mr. Carlos Alberini is the Company's President and Chief Operating Officer. Ms. Kane is not employed by, or otherwise affiliated with, the Company.

        Each of the Class I Nominees has consented to being named in this Proxy Statement and has agreed to serve as a member of the Board of Directors if elected. Information regarding the Class I Nominees and the continuing directors whose terms expire in 2010 and 2011 is set forth under the heading "Directors and Executive Officers" herein.

        The Class I directors will be elected by a plurality of the votes cast at the Annual Meeting. Shareholders may not cumulate their votes. Accordingly, broker non-votes and abstentions will not affect the outcome of the election of the Class I directors. The accompanying proxy will be voted FOR the election of the Class I Nominees unless contrary instructions are given. If either of the Class I Nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate. In no event will the shares represented by the proxies be voted for more than two Class I directors at the Annual Meeting. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the Class I Nominees named above.

        The Board of Directors unanimously recommends a vote FOR each of the Class I Nominees.

 PROPOSAL NO. 2: RE-APPROVAL OF THE PERFORMANCE CRITERIA
FOR THE GUESS?, INC. 2004 EQUITY INCENTIVE PLAN
(Item 2 on Proxy Card)

        We are asking the Company's shareholders to approve a proposal with respect to the Guess?, Inc. 2004 Equity Incentive Plan, which was originally approved by our shareholders in 2004.

        Section 162(m) ("Section 162(m)") of the U.S. Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), generally provides that a public company may not take a federal income tax deduction for certain compensation in excess of $1,000,000 paid to certain of its executive officers in a year, except that certain qualifying "performance-based" compensation within the meaning of Section 162(m) is not subject to the deductibility limitation. Under the 2004 Equity Incentive Plan, stock options, stock appreciation rights, and certain other awards granted under Section 13 of the 2004 Equity Incentive Plan ("Special Performance-Based Awards") may be designed to satisfy the requirements for qualified performance-based compensation under Section 162(m) and thus will not be subject to the deductibility limitations of Section 162(m). (Also see the discussion "Summary Description of the 2004 Equity Incentive Plan—Special Performance-Based Awards" below.)

        Section 162(m) generally requires that shareholders re-approve the Special Performance-Based Award provisions of the 2004 Equity Incentive Plan every five years or Special Performance-Based Awards (other than stock options and stock appreciation rights) may not continue to be granted under the plan. Shareholders last approved the 2004 Equity Incentive Plan at the Company's 2004 annual meeting of shareholders. In order for the Company to continue to grant Special Performance-Based Awards under the 2004 Equity Incentive Plan after the date of the Annual Meeting, shareholders are being asked to re-approve the Special Performance-Based Award feature of the 2004 Equity Incentive Plan and the related performance criteria (described under "Summary Description of the 2004 Equity Incentive Plan—Special Performance-Based Awards" below) that may be referenced in granting Special Performance-Based Awards so that Special Performance-Based Awards may continue to be fully tax deductible for federal income tax purposes.

        Shareholders are not being asked to increase the number of shares of the Company's Common Stock available for award grants under the 2004 Equity Incentive Plan, or to otherwise modify the terms of the 2004 Equity Incentive Plan. If shareholders do not approve the 2004 Equity Incentive Plan proposal, no additional Special Performance-Based Awards will be granted under the Plan but the Company may continue to grant stock options and stock appreciation rights designed to qualify as performance-based compensation under Section 162(m) and stock bonuses, restricted stock, performance shares and other types of awards otherwise authorized under the 2004 Equity Incentive Plan that do not qualify as performance-based compensation under Section 162(m).

Summary Description of the 2004 Equity Incentive Plan

        The principal terms of the 2004 Equity Incentive Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Equity Incentive Plan, which appears as Appendix A to this Proxy Statement.

        Purpose.    The purpose of the 2004 Equity Incentive Plan is to promote the success of the Company and the interests of our shareholders by providing an additional means for us to attract, motivate, retain and reward officers, key employees and other eligible persons through the grant of awards and incentives, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of our Common Stock.

        Administration.    The 2004 Equity Incentive Plan may be administered by our Board of Directors or one or more committees appointed by our Board of Directors. Our Board of Directors has delegated general administrative authority for the 2004 Equity Incentive Plan to the Compensation

Committee. A committee may delegate some or all of its authority with respect to the 2004 Equity Incentive Plan to another committee of directors. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator").

        The Administrator has broad authority under the 2004 Equity Incentive Plan with respect to award grants including, without limitation, the authority:

  •
  to select participants and determine the type(s) of award(s) that they are to receive;

  •
  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  •
  to determine the terms and conditions of each award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and including the authority to amend the terms and conditions of an award after the granting thereof to a participant in a manner that is not prejudicial to the rights of such participant in such award;

  •
  to specify and approve the provisions of the award agreements delivered to participants in connection with their awards; and

  •
  to construe and interpret any award agreement delivered under the 2004 Equity Incentive Plan, to prescribe, amend and rescind rules and procedures relating to the 2004 Equity Incentive Plan, to vary the terms of awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, and to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the 2004 Equity Incentive Plan.

        Eligibility.    Persons eligible to receive awards under the 2004 Equity Incentive Plan include officers and key employees of the Company or any of our subsidiaries and certain consultants and advisors to the Company or any of our subsidiaries. Approximately 300 employees and consultants are currently considered eligible to receive awards under the 2004 Equity Incentive Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2004 Equity Incentive Plan is 20,000,000 shares. As of January 31, 2009, 15,063,630 shares of the Company's Common Stock remained available for grant under the 2004 Equity Incentive Plan. The following other limits are also contained in the 2004 Equity Incentive Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 10,000,000 shares.

  •
  The maximum number of shares subject to those options and SARs that may be granted during any calendar year to a participant under the plan is 1,000,000 shares.

  •
  The maximum number of shares of Common Stock that may be delivered pursuant to performance-based awards within the meaning of Section 162(m) (other than qualifying options and qualifying SARs and other than cash awards covered by the following sentence) that may be granted to a participant in any calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate.

  •
  Special Performance-Based Awards under Section 13 of the 2004 Equity Incentive Plan payable only in cash and not related to shares and granted to a participant in any calendar year will not provide for payment of more than $5,000,000.

        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Equity Incentive Plan. In the event that shares are delivered in respect of a SAR or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2004 Equity Incentive Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Equity Incentive Plan will again be available for subsequent awards under the 2004 Equity Incentive Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2004 Equity Incentive Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under the 2004 Equity Incentive Plan, will be available for subsequent awards under the 2004 Equity Incentive Plan.

        Types of Awards.    The 2004 Equity Incentive Plan authorizes stock options, SARs, restricted stock, stock units, performance shares, performance stock units, and special performance-based awards pursuant to Section 13 of the 2004 Equity Incentive Plan. In general, an option or SAR will expire, or other award will vest, not more than 10 years after the date of grant. The 2004 Equity Incentive Plan permits participants to pay the exercise price of an option or the cash purchase price (if any) of any shares in one or a combination of cash, check, if permitted by the Administrator, by notice and third party payment, or by the delivery of Common Stock already owned by the participant or by reducing the number of shares that would have otherwise been received by the participant. Shares may also be issued solely for services. Subject to the terms and conditions set forth by the Administrator and in the 2004 Equity Incentive Plan and subject to compliance with applicable law and regulation, the 2004 Equity Incentive Plan permits loans to participants to finance awards or stock purchases.

        The Administrator in making or amending an award may determine the effect of termination of service (including retirement) on the rights and benefits under awards and in doing so may make distinctions based upon the cause of termination or other factors.

        A stock option is the right to purchase shares of Common Stock at a future date at a specified price per share (the "exercise price"). An option may either be an incentive stock option or a non-qualified stock option. The per share exercise price of an incentive stock option may not be less than the fair market value of a share of the Common Stock on the date of grant. The exercise price of a non-qualified stock option will be determined by the Administrator on the date of grant. The maximum term of an option is ten years from the date of grant. Incentive stock options are subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the 2004 Equity Incentive Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

        A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant. A SAR granted in connection with an option is only exercisable if and to the extent that the related option is exercisable. Upon exercise of a SAR, the holder receives the spread value in Common Stock (valued at fair market value at date of exercise), in cash, or in a combination of Common Stock and cash. SARs limited to certain periods of time around a significant event, such as a change in control, may also be granted under the 2004 Equity Incentive Plan.

        A restricted stock award is an award typically for a fixed number of shares of Common Stock, which is subject to vesting or other restrictions. The Administrator must specify the price, if any, or services the recipient must provide for the shares of restricted stock, the conditions on vesting (which may include, among others, the passage of time or specified performance objectives or both) and any other restrictions (for example, restrictions on transfer) imposed on the shares. Unless the

Administrator otherwise provides in an award agreement, a restricted stock award confers voting and dividend rights prior to vesting.

        A stock unit award is a non-voting unit of measurement which is generally payable in an equivalent number of shares of Common Stock upon the satisfaction of vesting requirements. The Administrator must specify the services the recipient must provide for the stock unit award, the conditions on vesting (which may include, among others, the passage of time or specified performance objectives or both) and any other restrictions (for example, restrictions on transfer) imposed on the stock units. The Administrator may provide for dividend equivalent rights in connection with any stock unit award.

        The other types of awards that may be granted under the 2004 Equity Incentive Plan include performance share awards, as described below, and other awards granted consistent with Section 13 of the 2004 Equity Incentive Plan.

        Special Performance-Based Awards.    The Administrator may grant Special Performance-Based Awards that are intended to be performance-based awards within the meaning of Section 162(m). Special Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Equity Incentive Plan (including options and SARs which may also qualify as performance-based awards for Section 162(m) purposes). Special Performance-Based Awards may be in the form of restricted stock, SARs, performance stock, performance units, or other rights, whether or not related to stock values or appreciation, and whether payable in cash, Common Stock or a combination thereof.

        The vesting or payment of Special Performance-Based Awards (other than options or SARs) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: net earnings, operating earnings or income, absolute and/or relative return on equity or assets, cost containment or reduction, earnings per share, cash flow, earnings growth or revenue growth or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        Special Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "—Authorized Shares; Limits on Awards" above). Before any Special Performance-Based Award (other than an option or SAR) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Special Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        If shareholders do not approve this proposal, no additional Special Performance-Based Awards will be granted after the date of the Annual Meeting.

        Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2004 Equity Incentive Plan, if the Company undergoes a "change in control," then awards then-outstanding under the 2004 Equity Incentive Plan may become fully exercisable, vested or paid, as applicable. A change in control generally includes (subject to certain exceptions and as more specifically defined in the plan):

  •
  (a) for awards granted prior to September 28, 2007, an acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company and (b) for awards granted on or after September 28, 2007, an acquisition by any person of beneficial ownership of both (i) 35% or more of the voting stock of the Company and (ii) more shares of Common Stock or voting power of the Company than are at such time beneficially owned by Maurice Marciano, Paul Marciano and certain members of their family and affiliates,

  •
  certain changes in a majority of the Board,

  •
  shareholder approval of a liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets, or

  •
  shareholder approval of a merger or consolidation, in any case involving more than a 20% change in ownership.

        The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Equity Incentive Plan.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 15 of the 2004 Equity Incentive Plan, awards under the 2004 Equity Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

        Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Equity Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are generally subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

        Termination of or Changes to the 2004 Equity Incentive Plan.    The Board of Directors may amend or terminate the 2004 Equity Incentive Plan at any time and in any manner except that no amendment or termination will be effective without shareholder approval to the extent required by Section 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by applicable law, regulation, or any applicable listing agency or required under Sections 162, 422 or 424 of the Internal Revenue Code or deemed necessary or advisable by the Board of Directors. (However, adjustments as a result of stock splits or similar events will not be considered an amendment requiring shareholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2004 Equity Incentive Plan will terminate on April 9, 2014, which is the 10-year anniversary of the date that the Board originally approved the 2004 Equity Incentive Plan. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator, but the consent of the award holder is required if the amendment (or any plan amendment) adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2004 Equity Incentive Plan

        The U.S. federal income tax consequences of the 2004 Equity Incentive Plan under current federal law, which is subject to change, are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        With respect to non-qualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the 2004 Equity Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock units are taxed when shares of Common Stock are delivered in payment of vested stock units; and cash and stock-based performance awards, stock units, and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2004 Equity Incentive Plan in connection with a "change in control" (as this term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits under the 2004 Equity Incentive Plan

        The Company has not approved any awards that are conditioned upon shareholder approval of this 2004 Equity Incentive Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the 2004 Equity Incentive Plan.

        For information regarding stock-based awards granted to the Company's Named Officers during fiscal 2009, see "Executive and Director Compensation—Grants of Plan-Based Awards in Fiscal 2009" below. For information regarding past awards made under the 2004 Equity Incentive Plan, see the "Aggregate Past Grants Under the 2004 Equity Incentive Plan" table below.

        The closing market price for a share of our Common Stock as of May 6, 2009 was $26.83 per share.

 Aggregate Past Grants Under the 2004 Equity Incentive Plan

        As of May 6, 2009, awards covering 7,262,890 shares of our Common Stock had been granted under the 2004 Equity Incentive Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
							Number of Shares/Units Outstanding and Unvested as of May 6, 2009
			Number of Shares Underlying Options as of May 6, 2009
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise			Number of Shares/Units Subject to Past Grants	Number of Shares/Units Vested as of May 6, 2009
Name and Position			Exercisable	Unexercisable
Named Officers:
Maurice Marciano, Chairman of the Board	532,100	—	244,725	287,375	161,900	82,275	79,625
Paul Marciano, Chief Executive Officer and Vice Chairman	433,700	50,000	157,125	226,575	1,083,100	446,175	636,925
Carlos Alberini, President and Chief Operating Officer	197,200	—	75,400	121,800	208,300	85,475	122,825
Michael Relich, Senior Vice President and Chief Information Officer	95,700	16,700	8,550	70,450	34,200	11,650	22,550
Dennis Secor, Senior Vice President and Chief Financial Officer	107,400	8,000	14,200	85,200	40,400	18,200	22,200

Total for All Current Executive Officers (5 persons):	1,366,100	74,700	500,000	791,400	1,527,900	643,775	884,125
Non-Employee Directors as Group	—	—	—	—	—	—	—
Each other person who has received 5% or more of the options, warrants or rights under the 2004 Equity Incentive Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	3,091,780	651,375	366,845	1,466,885	1,277,110	371,448	697,134

Total	4,457,880	726,075	866,845	2,258,285	2,805,010	1,015,223	1,581,259

Equity Compensation Plan Information

        The following table sets forth, for each of the Company's equity compensation plans, the number of shares of Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants, in each case, as of January 31, 2009.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by shareholders	2,666,462	$20.24	19,478,465	(1)
Equity compensation plans not approved by shareholders	0	0	0

Total	2,666,462	$20.24	19,478,465	(1)

(1)
Of this number (i) 15,063,630 shares were available at January 31, 2009 for future issuance under stock options, SARs, restricted stock awards, stock units, performance share awards or performance units under the Company's 2004 Equity Incentive Plan (the Company has filed a registration statement with respect to 10,000,000 of the 20,000,000 shares authorized for grant under the 2004 Equity Incentive Plan), (ii) no shares were available for future issuance under the Company's 1996 Equity Incentive Plan, (iii) 3,384,892 shares were available at January 31, 2009 for future issuance pursuant to the Company's 2002 Employee Stock Purchase Plan and (iv) 1,029,943 shares were available at January 31, 2009 for future issuance under stock options and restricted stock awards under the Company's 2006 Non-Employee Directors' Stock Grant and Stock Option Plan.

Vote Required for Re-Approval of the Performance Criteria For the 2004 Equity Incentive Plan

        The Board of Directors believes that it is in the best interests of the Company and its shareholders to receive the full income tax deduction for performance-based compensation paid under the 2004 Equity Incentive Plan. The Board is therefore asking the shareholders to re-approve the performance criteria for Special Performance-Based Awards set forth in the 2004 Equity Incentive Plan.

        Three of the members of our Board of Directors are eligible for awards under the 2004 Equity Incentive Plan and thus may have a personal interest in the approval of this proposal.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal is required to re-approve the performance criteria for Special Performance-Based Awards set forth in the 2004 Equity Incentive Plan. Accordingly, broker non-votes will not affect the outcome of the vote on the proposal and abstentions will be treated as votes cast against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR this proposal.

        The Board of Directors unanimously recommends a vote FOR the re-approval of the performance criteria for Special Performance Based Awards set forth in the 2004 Equity Incentive Plan as described above.

 PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS
(Item 3 on Proxy Card)

        The Audit Committee has selected the firm of Ernst & Young LLP ("Ernst & Young") to act as the Company's independent auditors for the fiscal year ending January 30, 2010, and recommends that the shareholders vote in favor of such appointment. In making its selection of independent auditors, the Audit Committee considered whether Ernst & Young's provision of services other than audit services, including its past and current tax planning and tax advisory services, is compatible with maintaining independence as the Company's independent registered public accounting firm. Ernst & Young has served as the Company's independent auditors since March 19, 2007. Ernst & Young replaced the Company's former independent auditors, KPMG LLP ("KPMG"), who on March 19, 2007 were dismissed as the Company's independent auditors, as approved by the Audit Committee, effective upon the completion of KPMG's audit of the Company's financial statements as of and for the fiscal month transition period ended February 3, 2007, which occurred on May 29, 2007.

        The audit reports of KPMG on the Company's consolidated financial statements as of and for the years ended December 31, 2006 and 2005 and as of and for the fiscal month ended February 3, 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except (i) for the 2006 and for the fiscal month transition period ended February 3, 2007 audit reports, which refer to the adoption of Statement of Financial Accounting Standards No. 123 (R), "Share-Based Payment," effective January 1, 2006, and the adoption of Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment to FASB Statements No. 87, 88, 106, and 132 (R)," as of December 31, 2006 and (ii) for the audit report for the fiscal month transition period ended February 3, 2007, which refers to the adoption of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes," effective January 1, 2007.

        The audit reports of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the 2005 report which excluded the assessment of effectiveness of internal control over financial reporting relating to Maco Apparel S.p.A., a wholly-owned subsidiary acquired during 2005, and except for the 2006 report which excluded the assessment of effectiveness of internal control over financial reporting relating to Focus Europe S.r.l., a majority-owned subsidiary acquired during 2006. The exclusions relating to Maco Apparel S.p.A. and Focus Europe S.r.l. described above were consistent with published guidance of the SEC.

        During the fiscal years ended December 31, 2006 and 2005 and through May 29, 2007, the effective date of KPMG's dismissal, there were (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements for such periods, and (2) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company requested that KPMG furnish to the Company a letter addressed to the SEC stating whether it agreed with the above statements and, if not, stating the respects in which it did not agree. Such letter, dated June 1, 2007, was filed as an exhibit to the Current Report on Form 8-K filed by the Company on June 1, 2007. The Company has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the inclusion of its audit report on the Company's past financial statements included in the Company's Annual Report on Form 10-K for fiscal 2008 and fiscal 2009.

        During the fiscal years ended December 31, 2005 and 2006 and through March 19, 2007, the date of Ernst & Young's appointment by the Audit Committee, the Company did not consult with Ernst & Young regarding either (1) the application of accounting principles to any specific completed or proposed transaction, (2) the type of audit opinion that might be rendered on the Company's financial statements or (3) any matters or reportable events as set forth in Item 304(a)(1)(iv) and (v) of Regulation S-K.

        Shareholder approval of the selection of Ernst & Young as our independent auditors is not required by our Bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. The Audit Committee will consider the results of the shareholder vote for this proposal and, in the event of a negative vote, will reconsider its selection of Ernst & Young. Even if Ernst & Young's appointment is ratified by the shareholders, the Audit Committee may, at its discretion, appoint a new independent auditing firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

        We expect that a representative of Ernst & Young will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as he or she may desire.

        The favorable vote of a majority of votes cast regarding the proposal is required to ratify the selection of Ernst & Young. Accordingly, broker non-votes will not affect the outcome of the vote on the proposal and abstentions will be treated as votes cast against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Ernst & Young to serve as independent auditors for the Company for the fiscal year ending January 30, 2010.

        The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young.

 RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Independent Registered Public Accountants Fee Summary

        Aggregate fees billed to us for the fiscal years ended January 31, 2009 and February 2, 2008 by Ernst & Young LLP, our independent auditors, are as follows (dollars in thousands):

	Year Ended Jan. 31, 2009	Year Ended Feb. 2, 2008
Audit fees(1)	$2,443	$2,179
Audit related fees(2)	95	98
Tax fees(3)	546	886
All other fees(4)	—	—

Total	$3,084	$3,163

    (1)
    "Audit fees" consist of fees for professional services rendered for the audit of the Company's consolidated financial statements included in Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, the review of financial statements included in Form 10-Qs, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

    (2)
    "Audit related fees" consist of fees for services related to employee benefit plans, due diligence procedures performed on behalf of the Company relating to acquisitions and assurance and similar services that are reasonably related to the performance of the audit or review of the Company's financial statements and internal controls that are not reported under "Audit fees."

    (3)
    "Tax fees" consist of fees for tax compliance and tax advice. For fiscal 2009, the amount includes $170,000 for tax compliance and preparation services and $376,000 for all other tax related services. For fiscal 2008, the amount includes $100,000 for tax compliance and preparation services and $786,000 for all other tax related services.

    (4)
    "All other fees" consist of fees for any services not included in the first three categories.

        All non-audit services were pre-approved by our Audit Committee pursuant to the pre-approval policies and procedures described below.

        The Audit Committee considered whether the provision of non-audit services provided by Ernst & Young during fiscal 2009 was compatible with maintaining auditor independence. In addition to retaining Ernst & Young to audit and review our consolidated financial statements for fiscal 2009, the Company retained Ernst & Young, as well as other accounting firms, to provide other advisory services in fiscal 2009. The Company understands the need for its independent auditors to maintain objectivity and independence in its audit of the Company's financial statements.

        The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Pre-approvals are detailed as to the particular service or category of services and the independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approvals, including the related fees. In addition to regular pre-approvals by the Audit Committee, the Audit Committee Chairman may also pre-approve services to be performed by the independent auditor on a case-by-case basis, in accordance with authority delegated by the Audit Committee. Approvals made pursuant to this delegated authority normally will be reported to the Audit Committee at its next meeting.

        The Audit Committee Charter requires that the lead partner assigned to our audit be rotated at least every five years and that other audit partners be rotated at least every seven years.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the Company's system of internal control over financial reporting and the qualifications, independence and performance of the Company's internal audit function and independent auditor. Management is responsible for the financial reporting process, including the Company's system of internal control over financial reporting, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles in the United States. The Company's independent auditor is responsible for performing an independent audit of the Company's financial statements, expressing an opinion as to the conformity of the Company's audited financial statements with generally accepted accounting principles in the United States, and expressing an opinion on the Company's internal control over financial reporting.

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended January 31, 2009. In addition, we have discussed with Ernst & Young its independence from management and the Company including matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, pertaining to communications with audit committees. We have also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and have discussed with the independent auditor the independent auditor's independence.

        The Audit Committee has met with Ernst & Young, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009 for filing with the SEC.

By the Audit Committee,
Anthony Chidoni, Chairman Judith Blumenthal Kay Isaacson-Leibowitz Alice Kane Alex Yemenidjian

 DIRECTORS AND EXECUTIVE OFFICERS

        The directors, director nominees and executive officers of the Company as of May 14, 2009 are as follows:

Name	Age	Position
Maurice Marciano	60	Director and Chairman of the Board
Paul Marciano	57	Director, Chief Executive Officer and Vice Chairman of the Board
Carlos Alberini(1)	53	Director, President and Chief Operating Officer
Judith Blumenthal	63	Director
Anthony Chidoni	57	Director
Kay Isaacson-Leibowitz	62	Director
Alice Kane(1)	61	Director
Michael Relich	48	Senior Vice President and Chief Information Officer
Dennis Secor	46	Senior Vice President and Chief Financial Officer
Alex Yemenidjian	53	Director

(1)
Carlos Alberini and Alice Kane have been nominated to stand for re-election at the Annual Meeting.

        With respect to the directors and director nominees named above, Judith Blumenthal, Anthony Chidoni, Kay Isaacson-Leibowitz, Alice Kane and Alex Yemenidjian are deemed to be "independent" directors under the director independence standards of the NYSE.

        Maurice Marciano, who was one of the founders of the Company in 1981, has served as sole Chairman of the Board since January 1, 2007. Prior to that, Mr. Marciano, together with his brother, Paul Marciano, served as Co-Chairman of the Board and Co-Chief Executive Officer since November 15, 1999. Mr. Marciano served as Chairman of the Board and Chief Executive Officer of the Company from August 1993 to November 15, 1999. Mr. Marciano served as President of the Company from June 1990 to September 1992 and as Executive Vice President from 1981 until June 1990. From February 1993 to May 1993, Mr. Marciano was Chairman, Chief Executive Officer and Director of Pepe Clothing USA, Inc. Mr. Marciano has served as a director of the Company since 1981 (except for the period from January 1993 to May 1993) and his present term as a Class III director will expire at the 2011 annual meeting of shareholders.

        Paul Marciano has served as sole Chief Executive Officer and Vice Chairman of the Board since January 1, 2007. Mr. Marciano joined the Company two months after its inception in 1981 and has served as creative director for the Company's advertising worldwide. Mr. Marciano served as Senior Executive Vice President of the Company from August 1990 to September 1992 and as President and Chief Operating Officer of the Company from September 1992 to December 2000. Mr. Marciano has also served as Co-Chairman and Co-Chief Executive Officer of the Company from November 15, 1999 until December 31, 2006. Mr. Marciano has served as a director of the Company since 1990. His present term as a Class II director will expire at the 2010 annual meeting of shareholders.

        Carlos Alberini joined the Company in December 2000 as President and Chief Operating Officer. In addition, from May 2006 until July 2006, Mr. Alberini served as Interim Chief Financial Officer of the Company. Prior to joining the Company, Mr. Alberini served as Senior Vice President and Chief Financial Officer of Footstar, Inc. from October 1996 to December 2000. Prior to his position at Footstar, Inc., from May 1995 to October 1996 Mr. Alberini served as Vice President of Finance and Acting Chief Financial Officer of the Melville Corporation, from 1987 to 1995 he served as Corporate Controller and rose to Senior Vice President and Chief Financial Officer and Treasurer of The Bon Ton Stores, and he spent ten years with Price Waterhouse until leaving the firm as an audit manager in

1987. Mr. Alberini has served as a director of the Company since December 11, 2000, and his present term as a Class I director will expire at the Annual Meeting.

        Judith Blumenthal has been a professor at the University of Southern California's Marshall School of Business since January 1996, where she has developed and taught undergraduate and graduate courses in strategic management, alliances and cooperative agreements and retailing. During her period of faculty appointment at USC, Dr. Blumenthal served as an Associate Dean of the Marshall School of Business from January 1996 through March 2000 and as USC's Associate Vice President, Alumni Relations and Executive Director of the USC Alumni Association from April 2000 through June 2006. Prior to her academic career, which began in 1981, Dr. Blumenthal spent a number of years in training and organizational development positions in the retail industry. In addition, between 1982 and 2000, she worked as an independent consultant, advising companies on strategic, organizational, and marketing matters. She received her bachelor's degree in English from Hunter College of the University of New York, and her M.B.A. and Ph.D., Business Administration, from USC. Dr. Blumenthal has served as a director of the Company since June 2007 and her present term as a Class II director will expire at the 2010 annual meeting of shareholders.

        Anthony Chidoni has been the principal and owner of Lorelle Capital, a private hedge fund, since January 2004. From January 1990 to January 2004, he was the Managing Director of Private Client Business in the Los Angeles office of investment bank Credit Suisse First Boston, and its predecessor Donaldson Lufkin & Jenrette, where he had served in various positions for 21 years. Mr. Chidoni has served as a director of the Company since November 2002 and his present term as a Class II director will expire at the 2010 annual meeting of shareholders.

        Kay Isaacson-Leibowitz served as Executive Vice President of Beauty Niches for Victoria's Secret Stores from July 2003 to February 2006. From 1995 to 2003, Ms. Isaacson-Leibowitz served as Executive Vice President of Merchandising for Victoria's Secret Stores. From 1994 to 1995, she served as acting President and Senior Vice President of Merchandising for Banana Republic, a division of The Gap, Inc. Ms. Isaacson-Leibowitz is a director, chair of the succession planning and management development committee and member of the compensation committee of Coldwater Creek, a multi-channel specialty retailer of women's apparel and accessories in the United States, primarily targeting women 35 years of age and older. She is also a co-founder, chair of the nominating committee and board member for World of Children, a non-profit organization devoted to children globally. Ms. Isaacson-Leibowitz has served as a director of the Company since July 2006 and her present term as a Class III director will expire at the 2011 annual meeting of shareholders.

        Alice Kane has served as General Counsel of North America for Zurich Financial Services, a commercial property-casualty insurance provider, since September 2007. While at Zurich, she also served as its Interim Group Global General Counsel from September 2006 until September 2007. Ms. Kane was also a founder of Q-Cubed Alternative Advisor LLC, a hedge fund, and was its Chair and Managing Director from September 2004 until October 2005. Ms. Kane was the Chairman of Blaylock Asset Management, a start-up minority and women-owned institutional manager, from September 2002 through March 2004 and had been providing consulting services for Blaylock & Partners, L.P. since December 2001. Prior to that, she was the President of American General Fund Group and Chairman of VALIC Group Annuity Funds. Ms. Kane joined American General Corporation, one of the nation's largest diversified financial organizations, as Executive Vice President of their investments advisory subsidiary, American General Investment Management L.P., in June 1998. Prior to joining American General Corporation, Ms. Kane served her entire financial services industry career starting in 1972 at New York Life Insurance Company where she served in various positions, including Executive Vice President in charge of Asset Management. She also served as General Counsel of New York Life from 1986 to 1995. Ms. Kane is currently a trustee and member of the audit committee for Sparx Funds Trust, a mutual fund, and a director, chairperson of the compensation committee and member of the compliance committee of Corinthian Colleges, Inc., one of the largest post-secondary education companies in North America. Ms. Kane has served as a director of the Company since June 1998 and her present term as a Class I director will expire at the Annual Meeting.

        Michael Relich has served as the Company's Senior Vice President and Chief Information Officer since he joined the Company in May 2004. Prior to joining the Company, he served as Chief Information Officer and Senior Vice President of MIS and E-Commerce of Wet Seal, Inc., a specialty apparel retailer, from August 2001 to May 2004, and as Senior Vice President, Engineering of Freeborders, Inc., a Product Lifecycle Management (PLM) solutions provider, from March 2000 to August 2001. Mr. Relich also held senior level IT positions with retailers HomeBase Inc. from 1995 to 2000, where he ultimately served as Assistant Vice President of MIS, and Broadway Stores Inc. from 1983 to 1995, where he ultimately served as Director of Merchandise Systems.

        Dennis Secor has served as the Company's Senior Vice President and Chief Financial Officer, as well as Principal Financial and Accounting Officer, since he joined the Company in July 2006. Mr. Secor joined the Company from Electronic Arts Inc., where he served since August 2004 as Vice President and Chief Financial Officer of its Canadian division. Prior to joining Electronic Arts, he was employed from April 2001 to July 2004 at Callaway Golf Company, where he served as Corporate Controller and Chief Accounting Officer and ultimately as Senior Vice President, Finance. From 1996 to 2001, Mr. Secor served in a variety of positions with Polaroid Corporation, ultimately serving as European Financial Controller. Mr. Secor, a certified public accountant, began his career with Arthur Andersen & Co., where he spent five years.

        Alex Yemenidjian has served as Chairman of the Board and Chief Executive Officer of Armenco Holdings, LLC since January 2005. He served as Chairman of the Board and Chief Executive Officer of Metro-Goldwyn-Mayer Inc. from April 1999 to April 2005 and was a director thereof from November 1997 to April 2005. Mr. Yemenidjian also served as a director of MGM MIRAGE (formerly MGM Grand, Inc.) from 1989 to 2005. From July 1995 through December 1999, Mr. Yemenidjian served as President of MGM MIRAGE. He also served MGM MIRAGE in other capacities during such period, including as Chief Operating Officer from June 1995 until April 1999 and as Chief Financial Officer from May 1994 to January 1998. In addition, Mr. Yemenidjian served as an executive of the Tracinda Corporation, the majority owner of both Metro-Goldwyn-Mayer Inc. and MGM MIRAGE, from January 1990 to January 1997 and from February 1999 to April 1999. Mr. Yemenidjian is currently a director and chairman of the audit committee of Regal Entertainment Group, the largest motion picture exhibitor in the world, and a trustee of Baron Investment Funds Trust and Baron Select Funds, mutual funds. Mr. Yemenidjian has served as a director of the Company since May 2005 and his present term as a Class III director will expire at the 2011 annual meeting of shareholders.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence, Structure and Committee Composition

        The Board is composed of eight directors, five of whom qualify as independent directors pursuant to the rules adopted by the SEC applicable to the corporate governance standards for companies listed on the NYSE. In determining independence, the Board affirmatively determines that directors have no material relationship with the Company. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly or organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Board further considers whether the transactions were at arm's length in the ordinary course of business and whether the transactions were consummated on terms and conditions similar to those of unrelated parties. In addition, the Board uses the following categorical standards to determine director independence: (1) not being a present or former employee, or having an immediate family member as an executive officer, of the Company within the past three years; (2) not personally receiving, or having an immediate family member receive, during any twelve-month period within the last three years, more than $120,000 of direct compensation from the Company other than (a) for Board or committee service, pension or other forms of deferred compensation for prior service or (b) by an immediate family member for services as an employee of the Company (other than as an executive officer); (3) not (a) being a current partner or employee of a firm that is the Company's internal or external auditor; (b) having an immediate family member who is a current partner of such a firm; (c) having an immediate family member who is a current employee of such a firm and personally works on the Company's audit; or (d) being within the last three years or having an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time; (4) not being employed, or having an immediate family member employed, within the past three years as an executive officer of another company where now or at any time during the past three years any of the Company's present executive officers serve or served on the other company's compensation committee; (5) not being an executive officer or employee, or having an immediate family member who is an executive officer, of a company that makes or made payments to, or receives or received payments from, the Company, for property or services in an amount which, in any of the past three fiscal years, exceeds or exceeded the greater of $1 million, or 2% of the other company's consolidated gross revenues; (6) not being an executive officer of a charitable organization of which the Company has within the preceding three years made any contributions to that organization in any single fiscal year that exceeded the greater of $1 million, or 2% of the charitable organization's consolidated gross revenues; (7) not accepting directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); and (8) not being an affiliated person of the Company or any of its subsidiaries.

        Applying these categorical standards, the Board determined that the following directors qualify as independent: Judith Blumenthal, Anthony Chidoni, Kay Isaacson-Leibowitz, Alice Kane and Alex Yemenidjian (the "Independent Directors"). In determining that Ms. Kane is independent, the Board considered Ms. Kane's position as an officer for Zurich Financial Services ("Zurich"), a commercial property-casualty insurance provider that has historically provided certain insurance coverage for the Company, both prior to and during Ms. Kane's employment with Zurich. Each of the members of each of the committees of the Board is an Independent Director, and, in the case of members of the Audit Committee, also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act. In addition, our Board has determined that each of the members of the Audit Committee is financially literate and that Mr. Chidoni meets the definition of an audit committee financial expert, as set forth in Item 407(d)(5)(ii) of Regulation S-K. A brief description of Mr. Chidoni's background and experience can be found under "Directors and Executive Officers" above.

        Our Board has the following three committees: (1) Audit Committee, (2) Compensation Committee and (3) Nominating and Governance Committee. The current membership as of the date of this Proxy Statement and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Company's website at http://www.guessinc.com/Investors/. The Board of Directors held five meetings during fiscal 2009, and each director attended at least 75 percent in the aggregate of the meetings of the Board of Directors and of the committees of which he or she was a member. Directors are encouraged to attend annual meetings of the Company's shareholders. All of our directors other than Alex Yemenidjian attended the last annual meeting of shareholders.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Independent Directors:
Judith Blumenthal	X	X	X
Anthony Chidoni	*X	X
Kay Isaacson-Leibowitz	X	X	X
Alice Kane	X		*X
Alex Yemenidjian	X	*X
Other Directors:
Carlos Alberini
Maurice Marciano
Paul Marciano
Number of Meetings in Fiscal 2009	8	9	4

X = Committee member; * = Chair

Audit Committee

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and independent auditors, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee Charter and the Audit Committee's performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fees and the financial statements; reviews our disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the Company's financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting and other advisors as the Audit Committee deems necessary to carry out its duties.

        The report of the Audit Committee is included in this Proxy Statement. A current copy of the Audit Committee Charter is available on the Company's website at http://www.guessinc.com/Investors/.

Compensation Committee

        The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee reviews and approves the general compensation policies of the Company, oversees the administration of all of the Company's compensation and benefit plans and reviews and approves compensation of the executive officers of the Company. For more information, see "Executive and Director Compensation" below.

Nominating and Governance Committee

        The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors; recommends to the Board the director nominees for the next annual meeting of shareholders, consistent with criteria approved by the Board, and selects, or recommends that the Board select, the director nominees for each annual meeting of shareholders; develops and recommends to the Board a set of Governance Guidelines applicable to the Company; oversees the evaluation of the Company's management and the Board and its committees; and recommends to the Board director assignments and chair appointments for each Board committee, other than the Nominating and Governance Committee. Other specific duties and responsibilities of the Nominating and Governance Committee include: developing membership qualifications and criteria for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairman of the Compensation Committee, evaluating the performance of the Chairman and Chief Executive Officer and presenting the results of such evaluations to the Board and to the Chairman and Chief Executive Officer; reviewing governance-related shareholder proposals and recommending Board responses; overseeing the evaluation of the Board and management; and conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members. A current copy of the Nominating and Governance Committee Charter is available on the Company's website at http://www.guessinc.com/Investors/.

Consideration of Director Nominees

Shareholder Nominees

        The policy of the Nominating and Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under "—Identifying and Evaluating Nominees for Directors." The Nominating and Governance Committee will evaluate a prospective nominee suggested by any shareholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Governance Committee from any other source. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "—Director Qualifications" below.

        Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the following information and documentation:

  •
  the nominator's name, address and phone number and a statement of the number of shares of our Common Stock beneficially owned by the nominator during the year preceding the date of nomination;

  •
  the nominee's name, age, business address, residence address, phone number, principal occupation and a statement of the number of shares of our Common Stock beneficially owned by the nominee during the year preceding the date of nomination;

  •
  a statement of the nominee's qualifications for Board membership;

  •
  a description of all arrangements or understandings between the nominator and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such nominator;

  •
  a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  a written consent by the nominee to being named as a nominee and to serve as a director if elected.

        Any shareholder nominations for candidates for membership on the Board should be addressed to:

    Guess?, Inc.
    Attn: Chair of the Nominating and Governance Committee
    c/o Corporate Secretary
    1444 South Alameda Street
    Los Angeles, California 90021

Director Qualifications

        The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:

  •
  reputation for integrity, strong moral character and adherence to high ethical standards;

  •
  holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment;

  •
  demonstrates business acumen and experience, and ability to exercise sound business judgments in matters that relate to the current and long-term objectives of the Company;

  •
  ability to read and understand basic financial statements and other financial information pertaining to the Company;

  •
  commitment to understand the Company and its business, industry and strategic objectives;

  •
  commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and shareholders, and to generally fulfill all responsibilities as a director of the Company;

  •
  willingness to represent and act in the interests of all shareholders of the Company rather than the interests of a particular group;

  •
  good health and ability to serve for at least five years; and

  •
  for prospective non-employee directors, independence under SEC and applicable NYSE rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

        The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

  •
  whether the prospective nominee will foster a diversity of backgrounds and experiences, and will add to or complement the Board's existing strengths;

  •
  whether the nominee possesses the requisite education, training and experience to qualify as "financially literate" or as an audit committee "financial expert" under applicable SEC and NYSE rules; and

  •
  for incumbent directors standing for re-election, the Nominating and Governance Committee will assess the incumbent director's performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company.

Identifying and Evaluating Nominees for Directors

        The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee evaluates the current members of the Board whose terms are expiring and who are willing to serve an additional term utilizing the criteria described above to determine whether to recommend such directors for re-election. Both of the nominees for election at the Annual Meeting are current members of the Board who are standing for re-election.

        The Nominating and Governance Committee also regularly assesses whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders, members of management or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the Company's annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

        Executive sessions of non-management directors are generally held several times a year. The sessions are chaired by Alex Yemenidjian, who has been appointed Lead Independent Director of the Company. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

        You may communicate with the Board by submitting an e-mail to the Company's Board at bod@guess.com. All directors have access to this e-mail address. Communications from shareholders or any other interested parties that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Lead Independent Director.

Governance Guidelines and Committee Charters

        The Company's Governance Guidelines, which satisfy the NYSE's listing standards for "corporate governance guidelines," as well as the charters for each of the committees of the Board, are available at http://www.guessinc.com/Investors/. Any person may request a copy of the Company's Governance Guidelines or the charter of any of the committees of the Board, at no cost, by writing to us at the following address: Guess?, Inc., Attn: General Counsel, 1444 South Alameda Street, Los Angeles, California 90021.

Code of Conduct

        The policies comprising our code of conduct are set forth in the Company's Code of Conduct (the "Code of Conduct"). These policies satisfy the SEC's requirements for a "code of ethics," and apply to all directors, officers (including our principal executive officer, principal financial officer and principal accounting officer and controller) and employees. The Code of Conduct is published on our website at http://www.guessinc.com/Investors/. Any person may request a copy of the Code of Conduct, at no cost, by writing to us at the following address: Guess?, Inc., Attn: General Counsel, 1444 South Alameda Street, Los Angeles, California 90021.

Indemnification of Directors

        The General Corporation Law of the State of Delaware provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with certain directors and officers to effectuate these provisions and has purchased directors' and officers' liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee reviews and approves the general compensation policies of the Company, oversees the administration of all of the Company's compensation and benefit plans and reviews and approves compensation of the executive officers of the Company. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two Board members who satisfy the independence requirements of the NYSE. The Compensation Committee may form and delegate authority to subcommittees when appropriate. At all times during fiscal 2009, the Compensation Committee consisted of four Board members, each of whom the Board affirmatively determined satisfied these independence requirements.

        The Compensation Committee Charter sets forth the purpose of and other matters pertaining to the Compensation Committee. The Compensation Committee Charter is available on the Company's website at http://www.guessinc.com/Investors/. Pursuant to its Charter, the Compensation Committee's responsibilities include the following:

  •
  review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other officers of the Company;

  •
  evaluate the Chief Executive Officer's performance in light of such goals and objectives;

  •
  set officers' compensation levels, including base salary, annual incentive opportunities, long-term incentive opportunities and benefits;

  •
  review and approve employment, consulting, severance or retirement arrangements and/or change in control agreements or provisions covering any current or former officers of the Company;

  •
  review and recommend to the Board appropriate director compensation programs for non-employee directors;

  •
  review its own performance and assess the adequacy of its Charter;

  •
  approve stock option grants and other equity-based or incentive awards;

  •
  the authority to retain and terminate any compensation consultant used to assist in the evaluation of officer compensation, including to approve the consultant's fees and other retention terms; and

  •
  produce a report of the Compensation Committee to be included in the Company's annual proxy statement.

        Our Chief Executive Officer and Chairman of the Board recommend to the Compensation Committee salary, cash incentive awards, equity-based awards and long-term compensation levels for less senior officers, including the other Named Officers (as defined under "Compensation Discussion and Analysis" below). Our President and Chief Operating Officer assists the Chief Executive Officer and Chairman of the Board in reviewing performance and formulating these recommendations to the Compensation Committee. These executive officers also provide financial and other information to the Compensation Committee to assist in determining appropriate compensation levels. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for the Named Officers. Our other executive officers, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other senior executive officers. While the Compensation Committee reviews and makes recommendations regarding compensation paid to the non-employee directors, the compensation for these directors is determined by the Board.

        Equity awards to all employees, including all officers subject to Section 16 of the Exchange Act, are made by the Compensation Committee. During fiscal 2009, the Compensation Committee met nine times and took action by written consent four times.

        As indicated above, pursuant to its Charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our officers (including all of the Named Officers). During fiscal 2009, the Compensation Committee retained the services of Frederic W. Cook & Co., Inc. ("FW Cook"), an independent compensation consulting firm, to provide insight into the competitive landscape, trends and expectations for executive compensation in light of the global economic downturn. FW Cook also (i) provided advice with respect to design features of the Company's executive compensation program, including performance-based award criteria, and (ii) prepared an updated analysis of the Company's long-term incentive costs relative to its peer group of companies. During fiscal 2008, the Compensation Committee also retained the services of FW Cook to assist it in assembling and analyzing compensation levels among peer companies and to prepare compensation analysis, summaries and recommendations with respect to various levels of management, including the Named Officers, as well as non-employee directors.

        All equity award amounts and related share price information discussed herein have been adjusted to reflect the Company's two-for-one stock split that became effective March 13, 2007.

 Non-Employee Director Compensation

        Compensation for individuals who were members of our Board of Directors at any time during fiscal 2009 and who were not also our employees (referred to herein as "Non-Employee Directors") generally consisted of annual retainers, fees for attending meetings and equity awards. The following table presents information regarding the compensation paid with respect to fiscal 2009 to Non-Employee Directors. The compensation paid to any director who was also one of our employees during the covered fiscal period is presented below in the "Summary Compensation Table" and the related explanatory tables covering compensation paid to certain of our executive officers. Such employee-directors are not entitled to receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	Total($)
(a)	(b)	(c)	(d)	(e)
Judith Blumenthal	72,500	204,571	13,749	290,820
Anthony Chidoni	88,000	222,299	75,836	386,135
Kay Isaacson-Leibowitz	74,000	234,360	38,824	347,184
Alice Kane	73,000	222,299	75,836	371,135
Alex Yemenidjian	81,000	222,299	90,964	394,263

(1)
The amounts reported in Columns (c) and (d) reflect the aggregate dollar amounts recognized for stock awards and option awards, as indicated, for financial statement reporting purposes with respect to fiscal 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in these columns, please see (i) the discussion of stock and option awards contained in Note 17 (Share-Based Compensation) to the Company's Consolidated Financial Statements, included as part of the Company's Fiscal 2009 Annual Report filed on Form 10-K and (ii) the similar Share-Based Compensation notes contained in the Company's Consolidated Financial Statements, included as part of the Company's Annual Reports filed on Form 10-K for prior fiscal years as to the equity awards granted in those years.

(2)
On February 4, 2008, the Company granted each of our Non-Employee Directors an annual award of 5,009 shares of restricted stock. Each of these restricted stock awards had a value equal to $179,973 on the grant date, calculated in accordance with the values established for financial statement reporting purposes. See footnote (1) above for the assumptions used to value these awards. No stock options were awarded to the Non-Employee Directors during fiscal 2009. The amounts reported in Column (d) reflect the aggregate dollar amounts recognized for financial reporting purposes with respect to fiscal 2009 for stock option awards granted in prior years.

(3)
The following table presents the number of shares subject to outstanding and unexercised option awards and the number of unvested stock awards held by each of our Non-Employee Directors as of January 31, 2009.

Director	Number of Shares Subject to Outstanding and Unexercised Option Awards	Number of Unvested Stock Awards
Judith Blumenthal	2,117	6,023
Anthony Chidoni	170,176	5,009
Kay Isaacson-Leibowitz	12,442	5,009
Alice Kane	23,112	5,009
Alex Yemenidjian	44,660	5,009

Annual Retainer and Meeting Fees

        The following table sets forth the schedule of annual retainers and meeting fees in effect during fiscal 2009 for each Non-Employee Director:

Type of Fee	Dollar Amount ($)
Annual Board Retainer	35,000
Additional Annual Retainer to Chair of Audit Committee	20,000
Additional Annual Retainer to Chair of Compensation Committee	17,500
Additional Annual Retainer to Chair of Nominating and Governance Committee	12,500
Additional Attendance Fee per Committee Meeting Attended	1,500
Additional Attendance Fee per Board Meeting Attended	1,500

        All Non-Employee Directors are eligible to defer up to 100% of their annual retainer and meeting fees under the Company's Non-Qualified Deferred Compensation Plan, as more fully described below under "—Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Non-Qualified Deferred Compensation Plan." All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

Equity Awards

        Our Non-Employee Directors are granted equity awards under the Company's 2006 Non-Employee Directors' Stock Grant and Stock Option Plan, as amended and restated (the "Director Plan"). Non-Employee Directors are entitled to receive an award of a number of restricted shares equal in value to $180,000 on the first business day of each fiscal year. The number of restricted shares awarded is determined by dividing the applicable dollar amount by the closing price of a share of Common Stock on the NYSE on the date of grant.

        Subject to continued service, each restricted stock award granted under the Director Plan becomes vested and non-forfeitable as to 100% of the shares subject to such award on the first to occur of (i) the first year anniversary of the date of grant or (ii) a termination of service if the Non-Employee Director has completed one full term of service and he or she does not stand for re-election at the completion of such term. Non-Employee Directors are entitled to voting and dividend rights with respect to the restricted shares. If a Non-Employee Director's service as a director terminates for any reason, any restricted shares that are not fully vested and free from restriction as of the director's termination of service will automatically be forfeited and returned to the Company. In the event of a "change in control" of the Company (as defined in the Director Plan), all restricted shares then outstanding will vest 100% free of restrictions as of the date of the change in control.

Compensation Discussion and Analysis

        This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of the Company and our three other most highly compensated individuals who were serving as executive officers as of January 31, 2009. These individuals are referred to as the "Named Officers" in this Proxy Statement.

        The Company's current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Officers are members of the Compensation Committee. Our Chief Executive Officer and Chairman of the Board recommend to the Compensation Committee salary, cash incentive awards, equity-based awards and long-term compensation levels for less senior officers, including the other Named Officers. Our President and Chief Operating Officer assists the Chief Executive Officer and Chairman of the Board in reviewing performance and formulating these recommendations to the Compensation Committee. These executive officers also provide financial and other information to the Compensation Committee to assist in determining appropriate compensation levels. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for the Named Officers. Our other executive officers, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other senior executive officers.

Executive Compensation Program Objectives and Overview

        The Company's current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, motivate and retain qualified executives; (2) hold executives accountable for performance; and (3) align executives' interests with those of our shareholders. In structuring the Company's current executive compensation programs, we are guided by the following basic philosophies:

  •
  Competition.  The Company should provide competitive compensation opportunities so that we can attract, motivate and retain qualified executives.

  •
  Pay for Performance.  A substantial portion of compensation should be tied to Company (and/or particular department or segment) and individual performance.

  •
  Alignment with Shareholder Interests.  A substantial portion of compensation should be contingent on the Company's performance. As an executive officer's level of responsibility increases, a greater portion of the officer's total compensation should be dependent on the Company's performance.

        As described in more detail below, the material elements of our current executive compensation program for Named Officers include a base salary, an annual cash incentive opportunity, a long-term equity incentive opportunity, a non-qualified deferred compensation plan, a 401(k) plan, a supplemental executive retirement plan for certain Named Officers and severance protection for terminations of Named Officers' employment.

        We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. Base salaries, the non-qualified deferred compensation plan, 401(k) plan, supplemental executive retirement plan and severance and other termination benefits are all primarily intended to attract, motivate and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is generally not variable. We believe that in order to attract, motivate and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive's continued service. Some of the elements, such as base salaries, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis, such as upon retirement or other termination of employment. We believe that this mix of longer-term and shorter-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the shorter-term awards focused on recruitment).

        Our annual cash incentive opportunity is primarily intended to hold executives accountable for performance. It also aligns Named Officers' interests with those of our shareholders and helps us attract, motivate and retain executives. Our long-term equity incentives are primarily intended to align Named Officers' interests with those of our shareholders, although they also hold executives accountable for performance and help us attract, motivate and retain executives. These are the elements of our current executive compensation program that are designed to reward performance and the creation of shareholder value, and therefore the value of these benefits is dependent on performance. Each Named Officer's annual cash incentive opportunity is paid out on an annual short-term basis and is designed to reward performance for that period. Long-term equity incentives are generally paid out or earned on a longer-term basis and are designed to reward performance and continued employment over one or more years.

        The Compensation Committee uses these elements to create a total compensation package for each Named Officer that supports the Company's compensation objectives and provides a competitive compensation opportunity tied to both operating performance and changes in shareholder value.

        Consistent with our compensation philosophies described above, our goal for fiscal 2009 was to provide each Named Officer with a current executive compensation package that was competitive in light of the compensation paid to comparable executives at our peer group companies. However, the Compensation Committee also considered a number of other factors, including level of experience, length of service, scope of duties, pay history, past performance and expected future contributions, as well as market conditions. These factors, when considered together, were used as a basis for making compensation decisions on a position by position basis.

        As indicated above, during fiscal 2008, the Compensation Committee retained the services of FW Cook, an independent compensation consulting firm, to assist it in assembling and analyzing compensation levels among peer companies and to prepare compensation analysis, summaries and recommendations with respect to various levels of management, including the Named Officers. In addition, FW Cook performed a review of the overall design of the Company's executive compensation program. For the competitive analysis, FW Cook evaluated information regarding a peer group of publicly-traded retail apparel and accessories companies. In selecting the peer group, we considered the recommendations of FW Cook, which were based on factors such as the size and business models of each company, as well as whether such companies may compete with us for executive talent. The companies that comprised the peer group for fiscal 2008 were Abercrombie & Fitch Co., Aéropostale, Inc., American Eagle Outfitters, Inc., AnnTaylor Stores Corporation, bebe stores, inc., Charlotte Russe Holding, Inc., Chico's FAS, Inc., Coach, Inc., Coldwater Creek, Inc., The Gymboree Corporation, J. Crew Group, Inc., Kenneth Cole Productions, Inc., New York & Company, Inc., Pacific Sunwear of California, Inc., Polo Ralph Lauren Corporation, Quiksilver, Inc., The Talbots, Inc. and Urban Outfitters, Inc. We believe these peer group companies provide relevant comparative compensation data for the Company.

        Also during fiscal 2008, as a supplement to the specific peer group information, the Compensation Committee considered broad-based compensation survey data provided by FW Cook for the purpose of obtaining a general understanding of the then-current compensation practices. These surveys were proprietary, represented the practices of a broad array of companies in the general industry and service and retail sectors and did not represent the practices of selected companies operating in these sectors. Each survey indicated that between 400 and 800 companies had participated in the survey. The companies participating in the surveys were not known to the Compensation Committee prior to or following the analysis and the data was not selected for use based on the specific companies participating in the surveys. Instead, the data was used by the Compensation Committee as a general reference point in its compensation decisions.

        During fiscal 2009, the Compensation Committee continued to engage FW Cook to provide insight into the competitive landscape, trends and expectations for executive compensation in light of the global economic downturn. FW Cook also (i) provided advice with respect to design features of the Company's executive compensation program, including performance-based award criteria, and (ii) prepared an updated analysis of the Company's long-term incentive costs relative to the peer group of companies. The peer group used by the Compensation Committee for these purposes during fiscal 2009 was identical to the peer group used during fiscal 2008, with the exception of the addition of Warnaco Group Inc., which was added for the fiscal 2009 analysis based primarily on similarities in its size and international business model.

Current Executive Compensation Program Elements

Base Salaries

        The Compensation Committee reviews and approves base salaries for Named Officers annually and in connection with promotions or other changes in responsibilities. In addition, each of Maurice Marciano, Paul Marciano and Carlos Alberini have entered into employment agreements with the Company that provide for minimum base salaries. For a more complete description of these employment agreements, see "—Description of Employment Agreements" below. The Compensation Committee generally reviews the base salaries for each Named Officer in the first quarter of each year to set salaries. We consider market data, individual compensation history, pay in relation to other executives at the Company, tax deductibility, individual job performance and future potential, as well as evaluations and recommendations by senior management in determining base salary. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. The amount of base salary paid to each Named Officer for fiscal 2009 is reported in Column (c) of the "Summary Compensation Table" below.

        In December 2008, Maurice Marciano informed the Compensation Committee that, in light of the economic downturn and to reinforce his firm commitment to reducing Company expenses, he wished to voluntarily waive his entire $1,000,000 base salary for fiscal 2010. Mr. Marciano took a similar action in 2004, when he voluntarily waived all but $34,615 of his $900,000 base salary for that year. Upon deliberation, the Compensation Committee agreed to accept Mr. Marciano's offer to waive his base salary for fiscal 2010. However, Mr. Marciano's annual bonus opportunities, as well as his SERP and other benefits, will continue to be calculated as if Mr. Marciano received 100% of his $1,000,000 base salary for fiscal 2010. In addition, the Company may restore a small portion of Mr. Marciano's base salary as necessary to cover tax withholding amounts due on his non-cash benefits during fiscal 2010.

Annual Cash Incentive Awards

        We believe that a significant portion of compensation for executive officers should be based on the financial performance of the Company, with the opportunity to earn substantial awards in connection with superior business performance. Annual cash incentive awards are generally payable to the Company's Named Officers under the Company's Annual Incentive Bonus Plan (the "Bonus Plan"), a performance-based plan intended to motivate key employees by directly linking cash incentive awards to specific pre-established performance goals. Specific measurements that can be used by the Compensation Committee (in its sole discretion) each period are set forth in the Bonus Plan. The Compensation Committee approves threshold, target and stretch performance goals and potential cash incentive awards at the beginning of each performance period. Actual cash incentive amounts are calculated based on the extent to which the pre-established performance goals are achieved with respect to each participant. Cash incentive awards are paid under the Bonus Plan only if threshold performance goals are met or exceeded. The Compensation Committee certifies the attainment level of all goals and approves specific payments to executive officers. The Compensation Committee also reviews the performance of each Named Officer and may reduce (but not increase) actual cash incentive payments under the Bonus Plan. Cash incentive awards granted under the Bonus Plan are intended to qualify as "performance-based" awards for purposes of Section 162(m) of the Internal Revenue Code and therefore not subject to the deductibility limitations of Section 162(m), as explained in more detail below under "—Section 162(m) Policy." In addition, the Compensation Committee also retains discretion to recommend additional discretionary bonuses during the year based on factors such as individual, department or business segment performance. Discretionary reductions to cash incentive awards granted under the Bonus Plan and additional discretionary bonuses represent the means by which individual performance may be factored into the incentive payout amount, consistent with our philosophy that a substantial portion of compensation should be tied to Company and individual performance.

        The Named Officers' cash incentive opportunities for fiscal 2009 contained threshold, target and stretch incentive amounts, expressed as a percentage of base salary, which were approved by the Compensation Committee upon the recommendation of Maurice Marciano and Paul Marciano, except with respect to their own percentages. The percentages for each Named Officer were generally determined by reference to comparable bonus opportunities at our peer group of companies based on the analysis originally performed by Pearl Meyer & Partners, independent compensation consultants, during 2005 and updated by a detailed analysis performed by FW Cook during fiscal 2008, internal comparability with percentage targets of other executives and the executive's level of responsibility, experience and contributions.

        Depending on performance against the pre-established goals for fiscal 2009, the Named Officers were eligible to receive cash incentive opportunities of between 20% and 100% of base salary at threshold performance, between 40% and 200% of base salary at target performance and between 60% and 300% of base salary at stretch performance. The percentage incentive amounts generally increase as an executive's responsibilities increase, reflecting our compensation philosophy that, as an executive officer's level of responsibility increases, a greater portion of the officer's total compensation should be dependent on the Company's performance. The cash incentive opportunities for Paul Marciano, Maurice Marciano and Carlos Alberini were higher than the other Named Officers to reflect the competitive market rates for these positions, the increased level of responsibilities, and their greater ability to influence broader areas of the Company's business.

        The performance goals to be satisfied for fiscal 2009 under the cash incentive award program for all of the Named Officers were expressed in terms of earnings per share of the Company, reflecting the Compensation Committee's belief that this financial metric closely correlates to growth in shareholder value and is straightforward to administer and communicate. The Compensation Committee set the specific performance targets for fiscal 2009 so that the Named Officers would be eligible to receive the target level awards if the Company achieved "plan" earnings per share performance. By setting the target level of awards based on achieving the "plan" level of performance, the Compensation Committee believed the performance targets were challenging based on historical Company performance and industry and market conditions. The stretch performance goals for fiscal 2009 reflected very ambitious goals that were not expected to be achieved unless the Company's results were exceptional and well above the Company's business "plan." The fiscal 2009 total Company earnings per share performance goals approved by the Compensation Committee during the first quarter of fiscal 2009 (prior to the significant economic downturn experienced in the second half of the year) were $2.45 for threshold performance, $2.65 for target performance and $2.85 for stretch performance, representing earnings per share growth rates over the prior year period of 23%, 33% and 43%, respectively. Based on the Company's reported earnings per share results for fiscal 2009 of $2.28, the Named Officers did not qualify for performance-based cash incentive awards under the Bonus Plan.

        The Compensation Committee considered whether it was appropriate to award discretionary bonuses to the Named Officers for fiscal 2009. The Compensation Committee recognized the significant contributions of Maurice Marciano, Paul Marciano and Carlos Alberini to the Company during the 2009 fiscal year, but determined that in light of the Company's pay for performance policy and each of these executives' responsibility for the overall performance of and strategic vision for the Company, discretionary cash bonuses would not be appropriate in the circumstances. The Compensation Committee also recognized the significant contributions of Dennis Secor and Michael Relich to the Company in their respective roles as Chief Financial Officer and Chief Information Officer. Since Messrs. Secor and Relich do not have the same degree of responsibility for the overall performance of the Company, the Compensation Committee approved discretionary cash bonus awards during the first quarter of fiscal 2010 in the amount of $70,000 for Mr. Secor and $80,000 for Mr. Relich based on the Compensation Committee's subjective assessment of their performance during fiscal 2009 while also taking the Company's general performance into account in setting the bonus amounts at significantly less than each executive's respective target annual incentive opportunity.

Special Cash Incentive Awards for Paul Marciano

        In addition to the annual cash incentive awards, the Compensation Committee approved two separate licensing-based cash incentive opportunities for Paul Marciano with respect to calendar 2008 and fiscal 2009. In determining these potential awards, the Compensation Committee considered the substantial contributions of Mr. Paul Marciano to the Company, and in particular his significant contributions to the Company's licensing business.

        The first licensing-based cash incentive opportunity, approved during 2005, was based in part upon the Compensation Committee's determination that Mr. Paul Marciano's performance and contributions were essential to the negotiation and execution at that time of several new licensing agreements and extensions on behalf of the Company, including licensing agreements with respect to Guess? watches, eyewear and handbags. The terms of these three license agreements alone provided for special fixed royalty payments to the Company of $92.7 million in the aggregate, in addition to increased standard royalties and other amounts normally associated with the Company's license agreements. Of such special fixed royalty payment amounts, a total of $42.7 million had already been received by the Company at the time of approving this award opportunity, with the remainder to be paid over time under the terms of the three license agreements, including a payment of $35.0 million due to the Company in 2012 (the "2012 Payment"). Although Mr. Paul Marciano's past performance was influential in the Committee's decision to provide him with an opportunity to earn future bonuses, payment of the awards remained subject to the achievement of pre-established licensing performance targets with respect to the fourth quarter of 2005, as well as each of 2006, 2007 and 2008.

        The final cash incentive award opportunity for Mr. Paul Marciano under this program provides for a $3.5 million cash award payable under the Company's 2004 Equity Incentive Plan only upon certification by the Compensation Committee of (i) achievement of a pre-established earnings from operations goal for the Company's licensing segment of $20.0 million for the 2008 calendar year and (ii) receipt by the Company of the 2012 Payment (the "Multi-Year Licensing Opportunity"). Although the calendar year 2008 performance goal was met, the payment of the related $3.5 million cash award remains contingent on the receipt by the Company of the 2012 Payment.

        In addition to the Multi-Year Licensing Opportunity, the Compensation Committee approved a separate performance-based cash incentive for Mr. Paul Marciano under the Bonus Plan equal to 2.4% of earnings from operations for the Company's licensing segment for fiscal 2009, excluding certain specified royalty amounts. Based on performance against this measure, which the Compensation Committee reviewed and certified, Mr. Paul Marciano earned and received a cash award of $1,821,237 for fiscal 2009.

Long-Term Equity Incentive Awards

        The Company's philosophy is that the Named Officers' long-term compensation should be directly linked to the value provided to our shareholders. Therefore, with the exception of the Multi-Year Licensing Opportunity for Paul Marciano described above, 100% of the Named Officers' long-term compensation is currently awarded in the form of stock options and restricted stock. The number of shares of the Company's Common Stock subject to each annual award is intended to create a meaningful opportunity for stock ownership in light of the Named Officer's current position with the Company, the size of comparable awards to comparable executives at our peer group companies, and the individual's personal performance in recent periods. The Compensation Committee has the authority to grant stock options, restricted stock and other awards under the Company's 2004 Equity Incentive Plan.

Annual Performance-Based Equity Awards

        For fiscal 2009, we approved a performance-based program whereby Named Officers were eligible to receive equity awards in the form of stock options and restricted stock upon the achievement of certain pre-established threshold, target and stretch Company earnings per share performance goals, reflecting the Compensation Committee's belief that earnings per share closely correlates to growth in shareholder value and is straightforward to administer and communicate. The fiscal 2009 total Company earnings per share performance goals approved by the Compensation Committee with respect to annual long-term equity incentive awards were the same as those approved for cash incentive awards discussed above under "—Annual Cash Incentive Awards." Depending on performance against the pre-established goals for fiscal 2009, the Named Officers were eligible to receive equity grants made up of a pre-determined combination of stock options and restricted stock at a value of between 20% and 55% of base salary at threshold performance, between 60% and 220% of base salary at target performance and between 80% and 350% of base salary at stretch performance. For these purposes, stock options are valued using the Black Scholes Model and restricted stock is valued at the same price as the Company's unrestricted Common Stock, in each case on a pre-determined measurement date with respect to the grant date.

        The percentage of base salary for annual long-term equity incentive awards varies depending on the executive's level of responsibility, with more senior executive officers generally eligible to receive a higher percentage of compensation subject to financial performance. The long-term equity incentive opportunities for Paul Marciano, Maurice Marciano and Carlos Alberini were higher than the other Named Officers to reflect the competitive market rates for these positions, the increased level of responsibilities, and their greater ability to influence broader areas of the Company's business.

        Actual equity awards are calculated based on the extent to which the pre-established performance goals are achieved with respect to each participant. Equity awards are paid to Named Officers under the performance-based program only if threshold performance goals are met or exceeded. The Compensation Committee certifies the attainment level of all goals and approves specific equity awards to executive officers. The Compensation Committee also reviews the performance of each Named Officer and may reduce (but not increase) actual equity incentive awards under the performance-based program. Equity awards granted under the performance-based program are intended to qualify as "performance-based" awards for purposes of Section 162(m) of the Internal Revenue Code and therefore not subject to the deductibility limitations of Section 162(m), as explained in more detail below under "—Section 162(m) Policy." In addition, the Compensation Committee also retains discretion to recommend additional discretionary equity awards based on factors such as individual, department or business segment performance. Discretionary reductions to performance-based equity awards and additional discretionary equity awards granted under the 2004 Equity Incentive Plan represent the means by which individual performance may be factored into the long-term incentive payout amount, consistent with our philosophy that a substantial portion of compensation should be tied to Company and individual performance.

        Based on the Company's reported earnings per share results for fiscal 2009 of $2.28, the Named Officers did not qualify for performance-based equity incentive awards. However, the Compensation Committee recognized that if non-cash asset impairment charges incurred during fiscal 2009 had been excluded from the calculation of reported earnings per share for fiscal year 2009, the Company would have achieved its threshold earnings per share goal of $2.45. The Compensation Committee also recognized that, despite the global economic crisis that developed during the year, the Company's earnings per share results of $2.28 for fiscal 2009 represented a 14.6% increase over the prior year and set a new Company record. In light of these factors and the Compensation Committee's subjective assessment of the Named Officers' contributions to the Company during the fiscal year, the Compensation Committee approved discretionary equity awards to the Named Officers during the first quarter of fiscal 2010 with respect to fiscal 2009 performance as follows: Maurice Marciano, options to purchase 180,000 shares; Paul Marciano, options to purchase 160,000 shares, Carlos Alberini, options to purchase 90,000 shares, Dennis Secor, options to purchase 20,000 shares; and Michael Relich, options to purchase 20,000 shares, in each case subject to time-based vesting over four years. See also footnote 2 to the "Grants of Plan-Based Awards in Fiscal 2009" table below.

Special Discretionary Equity Awards

        In addition to the annual equity program discussed above, the Compensation Committee approved a special one-time performance-based stock option award program for select key executives, including Dennis Secor and Michael Relich but excluding the other Named Officers, on October 30, 2008. The Compensation Committee's decision to approve this discretionary program was influenced by its desire to incentivize participants to proactively prepare for the potentially significant challenges in fiscal 2010 as a result of the global economic downturn, while balancing the potential costs of the program against the expected benefits to participant morale and retention. With input from FW Cook, the Committee selected a performance measure based on the Company's North American operating margin for fiscal 2010 as a way to help motivate select members of the management team to identify and achieve significant cost reductions for fiscal 2010. The fiscal 2010 North American operating margin goal was set at a level that the Compensation Committee believed at the time was reasonably likely to be achieved if the Company was able to achieve significant cost reductions in North America for fiscal 2010. Under the program, Mr. Secor and Mr. Relich received options to purchase 40,000 and 44,600 shares of the Company's Common Stock, respectively, with performance-based vesting subject to the achievement of a pre-established North American operating margin goal for fiscal 2010.

        During the first quarter of fiscal 2010, the Compensation Committee determined that the North American operating margin goal established in October 2008 was no longer set at an appropriate level given the significant, and greater than previously anticipated, deterioration of the North American economy that had occurred since the goal was established. Therefore, in order to maintain the motivational, retention and other benefits of the program originally sought by the Compensation Committee, the Compensation Committee elected to revise the fiscal 2010 North American operating margin goal downward to a more appropriate level that the Compensation Committee believed at the time was likely to be achieved if the Company performed in line with its North American business plan for fiscal 2010. Under the terms of the awards, if the Company's North American operating margin for fiscal 2010 equals or exceeds the revised performance goal, the options shall vest in annual 25% increments through October 30, 2012. If the revised goal for fiscal 2010 is not met, all such options shall be forfeited.

        Stock Options.    As noted above, the Company generally makes a portion of its long-term incentive grants to Named Officers in the form of stock options with an exercise price that is equal to the fair market value of the Company's Common Stock on the grant date. Thus, the Named Officers will only realize value on their stock options if our shareholders realize value on their shares. The stock options also function as a retention incentive for our executives as they generally vest over the four year period following the performance period. The material terms of the options granted to our Named Officers during fiscal 2009 are described below under "—Description of Plan-Based Awards—Stock Options."

        Restricted Stock.    As noted above, the Company generally makes a portion of its long-term incentive grants to Named Officers in the form of restricted stock. The Company has determined that it is generally advisable to grant restricted stock in addition to stock options (and in lieu of larger stock option grants) in order to minimize stock expense to the Company and dilution. The restricted stock awards also function as a retention incentive as they generally vest over the four year period following the performance period and still motivate executives to enhance shareholder value since the ultimate value of the awards is based on the value of the Company's Common Stock. The material terms of the restricted stock awards granted to our Named Officers during fiscal 2009 with respect to fiscal 2008 performance are described below under "—Description of Plan-Based Awards—Restricted Stock."

401(k) Retirement Benefits

        The Company's employees, including the Named Officers, are eligible to participate in its tax-qualified 401(k) plan and are eligible to receive a discretionary matching contribution from the Company after one year of service. In calendar 2008, the Company made a discretionary matching contribution on behalf of each participant equal to 50% of the first 6% of compensation contributed by the participant. These Company contributions can function as a retention incentive as they vest over the first five (5) years of service with the Company. The Named Officers participate in the plan on the same terms as our other participating employees.

Non-Qualified Deferred Compensation Plan

        The Company maintains a Non-Qualified Deferred Compensation Plan (the "DCP") which became effective January 1, 2006. Under the DCP, select employees who satisfy certain eligibility requirements, including each of the Named Officers and members of the Board, may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their bonus, 100% of their cash compensation earned under any Company long-term incentive plan or 100% of their director fees to be earned during the following calendar year. In addition, the Company may make contributions to "make up" for Company match amounts under the Company's 401(k) plan that cannot be made to Named Officers because of applicable Internal Revenue Code and ERISA limits. The Company may also make other discretionary contributions, although it did not do so for fiscal 2009. The Company believes that providing the Named Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred. Information with respect to the Named Officers' participation in the DCP is presented in the "Non-Qualified Deferred Compensation Plan Table" and the material terms of the DCP are described following the "Non-Qualified Deferred Compensation Plan Table" below.

Supplemental Executive Retirement Plan

        The Company maintains a Supplemental Executive Retirement Plan (the "SERP") which became effective January 1, 2006. The SERP will provide select employees who satisfy certain eligibility requirements with certain benefits upon retirement, termination of employment, death, disability or a change in control of the Company, in prescribed circumstances. The current participants in the SERP are Maurice Marciano, Paul Marciano and Carlos Alberini. Annual benefits available under the SERP ("SERP Benefits") are calculated by multiplying the participant's highest average compensation (including base salary and certain bonuses) during any two of the final three years of employment by a percentage equal to 2.5% for each year of service, subject to a maximum benefit of 60% of such average compensation for Mr. Maurice Marciano and Mr. Paul Marciano and 50% of such average compensation for all other participants, including Mr. Alberini. The Company believes that providing these Named Officers with supplemental pension benefits under the SERP recognizes the substantial past and expected future contributions of the participating Named Officers and can provide a valuable retention incentive.

        Additional information with respect to these Named Officers' participation in the SERP is presented in the "Pension Benefits Table" and the material terms of the SERP are described following the "Pension Benefits Table" below. Additional information concerning potential payments under the SERP upon certain terminations or a change in control is presented in "—Potential Payments Upon Termination or Change in Control" below.

Severance and Other Benefits Upon Termination of Employment

        In order to support our compensation objective of attracting, retaining and motivating qualified executives, we believe that, in certain cases, we may need to provide our key executive officers with severance protections upon certain types of termination. These severance protections are negotiated on an individual by individual basis in connection with the negotiation of other employment terms, typically in connection with the entering into of employment agreements or employment offer letters with each Named Officer. Consistent with this approach, the severance protections for each of our Named Officers was negotiated in connection with entering into their current employment agreements or offer letters.

        The Compensation Committee approved employment agreements for each of Maurice Marciano and Paul Marciano, effective as of January 1, 2007 (as further amended and restated effective December 18, 2008 to comply with Section 409A of the Internal Revenue Code, the "Marciano Employment Agreements"), which provide severance protections for Mr. Maurice Marciano and Mr. Paul Marciano. The Compensation Committee determined that the severance provisions of the Marciano Employment Agreements were reasonable in light of the importance to the Company and its shareholders of securing the continued service of Mr. Maurice Marciano and Mr. Paul Marciano.

        The Compensation Committee approved an Employment Agreement with Mr. Alberini, effective August 6, 2007 (as further amended and restated effective December 18, 2008 to comply with Section 409A of the Internal Revenue Code, the "Alberini Employment Agreement"), which provides severance protections for Mr. Alberini. These severance protections were viewed by the Compensation Committee as essential elements of the total compensation package, which was designed to serve as an important retention tool for the Company.

        The employment offer letters for Dennis Secor and Michael Relich also provide certain limited severance protections that the Compensation Committee believes reflect the Company's general policies to attract, retain and motivate executive officers.

        In addition to these individually negotiated severance protections, under the terms of our equity incentive plans, subject to limited exceptions set forth therein, if (i) any person (other than Maurice Marciano and Paul Marciano) acquires more than (a) for equity awards granted prior to September 28, 2007, 20% of the outstanding Common Stock or combined voting power of the Company, and (b) for equity awards granted on or after September 28, 2007, both 35% of the outstanding Common Stock or combined voting power of the Company and more shares than are then held by the Marcianos and their related parties, (ii) certain changes in a majority of the Board of Directors occur over a period of not longer than two years, (iii) shareholders approve certain mergers or consolidations involving more than a 20% change in ownership or certain reorganizations or a sale or other disposition of all or substantially all of the Company's assets, or (iv) the Company is liquidated, then, like all other employees, awards held by Named Officers then-outstanding under the equity incentive plans may become fully vested or paid, as applicable. Although this vesting will occur whether or not a Named Officer's employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations because such a transaction may effectively end the Named Officers' ability to realize any further value with respect to the equity awards.

        Additional information concerning potential payments that may be made to the Named Officers in connection with their termination of employment or a change in control is presented in "—Potential Payments Upon Termination or Change in Control" below.

Stock Ownership Guidelines

        In order to encourage stock ownership by senior management and Non-Employee Directors of the Company, the Company maintains Stock Ownership Guidelines, which became effective as of

January 1, 2007. The Stock Ownership Guidelines are intended to further align the financial interests of senior management and Non-Employee Directors with those of the Company's shareholders. Under the Stock Ownership Guidelines, certain specified senior executives, including all of the Named Officers, and Non-Employee Directors are required to accumulate, over a five year period, and then retain, the following amounts of Company Common Stock:

Position	Stock Ownership Requirement
Chairman and CEO	Five times annual base salary
President	Four times annual base salary
Select Senior Executives (including all other Named Officers)	Two and one-half times annual base salary
Non-Employee Directors	Five times annual board retainer

        For purposes of satisfying the Stock Ownership Guidelines, the following holdings count toward the required holding amounts: (i) shares owned directly (including through open market purchases, vesting of restricted stock awards or exercise of stock options), (ii) shares held by spouses or children or through certain trusts for the benefit of the participant, a spouse and/or children and (iii) stock option equivalents based on the value of "in-the-money" vested unexercised stock options. Participants will be required to confirm their individual stock holdings and submit a written plan to achieve the applicable ownership requirements within the specified time periods.

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a shareholder-approved plan. The Compensation Committee considers the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee's control, also can affect the deductibility of compensation.

        While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our shareholders' best interests, such as time vested grants of restricted stock or discretionary bonuses, or as part of initial employment offers.

Section 409A of the Internal Revenue Code

        Section 409A of the Internal Revenue Code is the provision of the tax law enacted in 2004 to govern certain "non-qualified deferred compensation" arrangements that imposes an additional tax and penalties on service providers (including employees) if a covered arrangement does not comply with Section 409A. Although Section 409A's provisions have been in effect since 2005, final regulations under Section 409A were not issued until 2007 and took effect on January 1, 2009. Therefore, companies needed to amend affected contracts and arrangements by December 31, 2008 to ensure compliance with the final regulations.

        In order to ensure documentary compliance with Section 409A prior to the December 31, 2008 deadline, on December 18, 2008, the Compensation Committee approved, and the Company entered into, amended and restated versions of the Company's DCP, SERP, Bonus Plan and employment agreements with Maurice Marciano, Paul Marciano and Carlos Alberini. While amending and restating the plans and agreements, the Company also included certain other immaterial non-409A related changes, including certain changes to help simplify and clarify administration of such arrangements. In general, these changes did not affect the scope or amount of benefits that any eligible employee is entitled to receive under any of the amended and restated plans or agreements.

Compensation Committee
Report on Executive Compensation(1)

        The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the four Non-Employee Directors named at the end of this report, each of whom the Board has determined to be independent as defined by the NYSE listing standards.

        The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company's Fiscal 2009 Annual Report on Form 10-K and in this Proxy Statement for the 2009 Annual Meeting, each as filed with the SEC.

By the Compensation Committee,
Alex Yemenidjian, Chairman Judith Blumenthal Anthony Chidoni Kay Isaacson-Leibowitz

(1)
SEC filings sometimes "incorporate information by reference." This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 or the Exchange Act.

Compensation Committee
Interlocks and Insider Participation

        All of the Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal 2009. No current member of the Compensation Committee is a current or former executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Company's Compensation Committee during the fiscal year ended January 31, 2009.

 Summary Compensation Table

        The following table presents information regarding compensation of our Named Officers for services rendered with respect to the covered fiscal periods. During January 2007, our Board of Directors approved a change in the Company's fiscal year end from December 31 to the Saturday nearest January 31 of each year. The fiscal year change was effective beginning with the Company's 2008 fiscal year, which began February 4, 2007 and ended February 2, 2008 ("fiscal 2008"). As a result of the change, the Company had a January 2007 fiscal month transition period which began January 1, 2007 and ended February 3, 2007 ("fiscal January 2007"). The prior fiscal year, which began January 1, 2006 and ended December 31, 2006, remained unchanged ("fiscal 2006").

Name and Principal Position	Fiscal Period	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Maurice Marciano	2009	1,000,000	—	1,355,606	999,943	—	4,186,708	325,549	7,867,806
Chairman of the Board	2008	1,000,000	—	700,318	703,512	2,207,500	1,115,180	374,408	6,100,918
	Jan. 2007	111,538	—	26,968	47,206	—	—	24,058	209,770
	2006	900,000	—	286,755	503,106	1,440,000	7,897,920	260,375	11,288,156

Paul Marciano	2009	1,000,000	—	5,711,503	691,096	1,821,237	5,903,946	92,644	15,220,426
Chief Executive Officer	2008	1,000,000	—	6,642,065	548,729	5,942,679	1,050,497	80,966	15,264,936
and Vice Chairman	Jan. 2007	115,385	—	589,524	40,199	125,000	—	3,329	873,437
	2006	1,000,000	—	174,938	428,594	4,187,459	11,206,731	116,350	17,114,072

Carlos Alberini	2009	800,000	—	1,792,185	299,660	—	600,950	55,837	3,548,632
President and Chief	2008	659,423	—	1,715,042	249,723	906,000	236,748	38,023	3,804,959
Operating Officer	Jan. 2007	75,000	—	13,335	24,390	—	32,784	2,642	148,151
	2006	528,077	—	53,203	210,136	660,000	570,151	38,850	2,060,417

Michael Relich	2009	386,154	80,000	387,020	102,903	—	—	21,513	977,590
Senior Vice President and	2008	364,352	—	147,174	193,914	210,000	—	21,210	936,650
Chief Information	Jan. 2007	40,170	—	9,017	17,849	—	—	3,196	70,232
Officer	2006	345,520	—	176,898	80,664	210,000	—	16,501	829,583

Dennis Secor	2009	352,492	70,000	269,863	154,147	—	—	25,127	871,629
Senior Vice President	2008	334,546	—	189,368	134,311	188,000	—	113,429	959,654
and Chief Financial	Jan. 2007	37,569	—	12,262	9,484	—	—	1,669	60,984
Officer	2006	147,500	—	74,187	57,378	100,000	—	35,362	414,427

(1)
The amounts reported in Columns (e) and (f) above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to the covered fiscal periods (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see (i) the discussion of equity incentive awards granted during fiscal 2009 contained in Note 17 (Share-Based Compensation) to the Company's Consolidated Financial Statements, included as part of the Company's Fiscal 2009 Annual Report filed on Form 10-K and (ii) the similar Share-Based Compensation notes contained in the Company's Consolidated Financial Statements, included as part of the Company's Annual Reports filed on Form 10-K for prior fiscal years as to the equity awards granted in those years.

(2)
The amounts reported in Column (g) above reflect the aggregate dollar amounts paid to Named Officers as cash incentive awards with respect to performance for the covered fiscal periods under the terms of the Bonus Plan and 2004 Equity Incentive Plan. The cash incentive awards reported in Column (g) for a fiscal year are generally paid in the first quarter of the following fiscal year. For example, the payouts for fiscal 2008 were made in the first quarter of fiscal 2009.

(3)
Amounts represent the period to period changes in the actuarial present value of the Named Officer's accrued aggregate pension benefit with respect to the Company's Supplemental Executive Retirement Plan, or SERP. The year-over year increases reported for fiscal 2009 are primarily the result of the relatively higher performance-based cash awards earned for fiscal 2008, which amounts were included in the average annual compensation calculation used to determine the value of SERP benefits for fiscal 2009. Because the SERP became effective on January 1, 2006, the accrued aggregate pension value as of December 31, 2005 was zero. The actuarial present value of accrued benefits is based on (i) as of January 31, 2009, a discount rate of 7.0% and the RP 2000 Mortality Table, (ii) as of February 2, 2008, a discount rate of 6.50% and the RP 2000 Mortality Table and (iii) as of December 31, 2006 and February 3, 2007, a discount rate of 5.75% and the 1983 Group Annuity Mortality Table, post-retirement only. Participants are assumed to retire at age 65, the plan's earliest termination date with unreduced benefits. The assumptions used are the same as those used for financial reporting purposes and contained in Note 10 (Supplemental Executive Retirement Plan) to the Company's Consolidated Financial Statements, included as part of the Company's fiscal 2009 Annual Report on Form 10-K. See the "Pension Benefits Table" below. No amounts are included in Column (h) for earnings on deferred compensation because the Named Officers do not receive above-market or preferential earnings on compensation that is deferred on a basis that is not tax qualified. The earnings (losses) that the Named Officers received on deferred compensation are reported in the "Non-Qualified Deferred Compensation Plan Table" below.

(4)
Amounts shown in Column (i) for fiscal 2009 include, for (i) Maurice Marciano, home security ($260,962), automobile expenses, including fuel, maintenance and insurance, health insurance related expenses, matching contributions to the Company's 401(k) Plan and personal air travel, (ii) Paul Marciano, automobile expenses, including fuel, maintenance and insurance ($31,439), health insurance related expenses, personal air travel, life insurance and matching contributions to the Company's 401(k) Plan, (iii) Carlos Alberini, health insurance related expenses ($32,317), automobile expenses, including insurance, and matching contributions to the Company's 401(k) Plan, (iv) Michael Relich, health insurance related expenses and matching contributions to the Company's 401(k) Plan, and (v) Dennis Secor, automobile expenses, health insurance related expenses and matching contributions to the Company's 401(k) Plan. Incremental cost for each item included in Column (i) other than personal air travel and a portion of automobile related expenses was calculated using the actual cost to the Company. Incremental cost to the Company for personal air travel was calculated based on the variable operating costs to the Company for using aircraft leased or chartered by the Company. Fixed costs which do not change based on personal usage were excluded. Incremental cost to the Company for the use of Company-owned automobiles was calculated based on an Internal Revenue formula for valuing the use of Company-owned vehicles.

Compensation of Named Officers

        The "Summary Compensation Table" above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in fiscal 2009, fiscal 2008, fiscal January 2007 and fiscal 2006. The primary elements of each Named Officer's total compensation reported in the table are base salary, long-term equity incentives consisting of restricted stock and stock options, cash incentive compensation and, for certain officers, the change in pension value relating to the Company's SERP. Named Officers also earned or were paid the other benefits listed in Column (i) of the "Summary Compensation Table," as further described in footnote (4) to the table.

        The "Summary Compensation Table" should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Officer's employment agreement or employment offer letter is provided immediately following this paragraph. The "Grants of Plan-Based Awards in Fiscal 2009" table, and the description of the material terms of the stock options and restricted stock that follows it, provides information regarding the long-term equity incentives awarded to Named Officers in fiscal 2009. The "Outstanding Equity Awards at Fiscal 2009 Year-End" and "Option Exercises and Stock Vested in Fiscal 2009" tables provide further information on the Named Officers' potential realizable value and actual value realized with respect to their equity awards. The "Pension Benefits Table" and related description of the material terms of our SERP describe each Named Officer's retirement benefits under our SERP to provide context to the amounts listed in the "Summary Compensation Table." The discussion under "—Potential Payments Upon a Termination or Change in Control" below is intended to further explain the potential future payments that are, or may become, payable to our Named Officers under certain circumstances.

 Description of Employment Agreements

        The following is a description of the terms of the employment agreements and employment offer letters with our Named Officers.

Maurice Marciano and Paul Marciano

        The Company has entered into employment agreements with each of Maurice Marciano and Paul Marciano (the "Marcianos"), which became effective as of January 1, 2007. The Marciano Employment Agreements replaced the existing employment agreements with the Marcianos that were originally entered into as of August 13, 1996 in connection with the Company's initial public offering.

        Subject to certain termination provisions, the Marciano Employment Agreements provide for initial terms of employment extending until the last day of the Company's 2012 fiscal year, provided that the term will automatically be extended for successive additional one fiscal year periods unless either the executive or the Company gives written notice of its intent not to extend the term at least 90 days prior to the expiration of the then-current term.

        Mr. Maurice Marciano's Employment Agreement provides for the following compensation and benefits:

  •
  base salary at the annual rate of $1,000,000 (subject to annual review);

  •
  an annual incentive bonus opportunity based on a bonus range, and on the achievement of performance criteria, to be established by the Compensation Committee, provided that the target bonus will equal at least 140% of base salary, the threshold bonus will equal one-half of the target bonus and the maximum bonus will not exceed 225% of base salary;

  •
  an annual grant of restricted shares of Common Stock ("performance shares") with a target value of 110% of base salary and a maximum value of 240% of base salary, such grants to be based on the achievement of annual performance criteria to be established by the Compensation Committee and subject to the Company's then standard vesting schedule applicable to performance shares;

  •
  an annual grant of stock options ("performance options") with a grant date Black Scholes value of 110% of base salary, such grants to be based on the achievement of annual performance criteria to be established by the Compensation Committee and subject to the Company's standard vesting schedule applicable to performance options;

  •
  lifetime retiree medical, dental and vision coverage for the executive and his eligible family members following a termination of employment (except in the event of a termination for "cause" (as defined therein), in which case such benefits are not payable); and

  •
  participation in the Company's other benefit plans and policies on terms consistent with those generally applicable to the Company's other senior executives (including, without limitation, continued participation in the SERP, vacation benefits, automobile allowance and other perquisites).

        Mr. Paul Marciano's Employment Agreement provides for the same compensation and benefits described above for Mr. Maurice Marciano, except that (i) his annual incentive bonus opportunity will have a target value equal to at least 200% of base salary, a threshold value equal to one-half of the target bonus and a maximum value not to exceed 300% of base salary; (ii) his annual grant of performance shares will have a target value of 55% of base salary and a maximum value of 82.5% of base salary (which was increased in fiscal 2009 to a target value of 100% of base salary and a maximum value of 150% of base salary in order to better align his performance share opportunity with his position and responsibilities); and (iii) his annual grant of performance options will have a grant date

Black Scholes value of 55% of base salary. In addition to these benefits, Mr. Paul Marciano's Agreement provides for the continuation of the Multi-Year Licensing Opportunity. Mr. Paul Marciano also received an employment inducement award of 1,000,000 shares of restricted stock. Such shares are eligible to become vested at a rate of 20% per year over the five 12-month fiscal years commencing on or after the January 1, 2007 grant date based on the achievement of pre-determined targeted annual earnings per share growth during the performance period or, in the event that the targeted annual earnings per share growth is not achieved for any such fiscal year, if the cumulative compound average earnings per share growth exceeds a targeted level of cumulative compound earnings per share growth for any subsequent 12-month fiscal year during the performance period. For each of the first three fiscal years, the annual target is growth in earnings per share of 15% or more as compared to the immediately preceding fiscal year and the cumulative target is a 15% rate of cumulative compound average earnings per share growth. The annual and cumulative targets for the fourth and fifth fiscal years will be set at a rate of earnings per share growth determined by the Compensation Committee no later than the end of the first quarter of each such fiscal year. In addition, the Company will purchase, and will pay the premiums for, life insurance coverage on Mr. Paul Marciano's life with the executive (or a trust established by the executive) as the owner of the policy and with the right to designate the beneficiary. The Compensation Committee may, in its sole discretion, award additional bonuses to the Marcianos. The Marciano Employment Agreements also provide for severance payments and benefits upon a termination of employment. See "—Potential Payments upon Termination or Change in Control—Maurice Marciano and Paul Marciano" below for a description of the material terms of these benefits.

Carlos Alberini

        The Company has entered into an employment agreement with Carlos Alberini, which became effective August 6, 2007. Subject to certain termination provisions, the Alberini Employment Agreement provides for an initial term of employment extending until the last day of the Company's 2012 fiscal year, provided that the term will automatically be extended for successive additional one fiscal year periods unless either the executive or the Company gives written notice of its intent not to extend the term at least 90 days prior to the expiration of the then-current term.

        The Alberini Employment Agreement provides for the following compensation and benefits:

  •
  annual base salary of $800,000 (subject to annual review);

  •
  an annual incentive bonus opportunity based on a bonus range, and on the achievement of performance criteria, to be established by the Compensation Committee, provided that the target bonus will equal at least 80% of base salary, the threshold bonus will equal one-half of the target bonus and the maximum bonus will not exceed 120% of base salary;

  •
  an annual grant of restricted shares of Common Stock ("performance shares") with a target value of 90% of base salary and a maximum value of 135% of base salary, such grants to be based on the achievement of annual performance criteria to be established by the Compensation Committee and subject to the Company's then standard vesting schedule applicable to performance shares;

  •
  an annual grant of stock options ("performance options") with a grant date Black Scholes value of 50% of base salary, such grants to be based on the achievement of annual performance criteria to be established by the Compensation Committee and subject to the Company's standard vesting schedule applicable to performance options;

  •
  participation in the Company's benefit plans and policies on terms consistent with those generally applicable to the Company's other senior executives (including, without limitation,

    continued participation in the SERP, vacation benefits, automobile allowance and other perquisites); and

  •
  an employment inducement award of 150,000 shares of restricted Company stock with performance-based vesting over a four and one-half year term.

        The grant of 150,000 shares of restricted Company stock is eligible to become vested at a rate of 20% over each of five periods consisting of the second half of fiscal 2008 and the following four whole fiscal years, based on the achievement of pre-determined targeted earnings per share growth during the performance period or, in the event that the targeted earnings per share growth is not achieved for any such fiscal period, if the cumulative compounded average earnings per share growth exceeds a targeted level of cumulative compounded earnings per share growth for any subsequent fiscal year during the performance period. For each of the first three fiscal periods, the annual target is growth in earnings per share of 15% or more as compared to the immediately preceding corresponding fiscal period and the cumulative target is a 15% rate of cumulative compounded average earnings per share growth. The annual and cumulative targets for the fourth and fifth fiscal periods will be set at a rate of earnings per share growth determined by the Committee no later than the end of the first quarter of each such fiscal year.

        The Alberini Employment Agreement also provides for certain severance payments and benefits upon a termination of employment. See "—Potential Payments upon Termination or Change in Control—Other Named Officers" below for a description of the material terms of these benefits.

Michael Relich

        In connection with his appointment as Senior Vice President and Chief Information Officer of the Company, Michael Relich and the Company executed an employment offer letter dated February 20, 2004 (the "Relich Letter"). The Relich Letter provides for an initial base salary of $325,000 per year and annual bonuses to be determined in accordance with the Company's executive incentive programs. The Relich Letter also provides for certain severance payments and benefits upon a termination of employment. See "—Potential Payments upon Termination or Change in Control—Other Named Officers" below for a description of the material terms of these benefits.

Dennis Secor

        In connection with his appointment as Senior Vice President and Chief Financial Officer of the Company, Dennis Secor and the Company executed an employment offer letter on June 9, 2006 (the "Secor Letter"). The Secor Letter provides for an initial base salary of $325,000 per year, an annual target cash bonus equal to 40% of his base salary and an annual target equity award equal to 60% of his base salary, each determined in accordance with the Company's executive incentive programs. Mr. Secor will also be eligible to participate in the Company's 401(k) plan and DCP and will be entitled to receive other benefits normally provided to senior executives, including participation in health, disability and life insurance programs maintained by the Company. In addition, the Secor Letter provides for a car allowance of $800 per month and certain specified relocation expenses incurred as a result of his relocation to the Los Angeles area. The Secor Letter also provides for certain severance payments and benefits upon a termination of employment. See "—Potential Payments upon Termination or Change in Control—Other Named Officers" below for a description of the material terms of these benefits.

 Grants of Plan-Based Awards in Fiscal 2009

        The following table presents information regarding the equity and non-equity incentive awards granted to the Named Officers during fiscal 2009 under the Company's 2004 Equity Incentive Plan and Bonus Plan. The material terms of each grant are described below under "—Description of Plan-Based Awards."

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					All Stock Awards: Number of Shares of Stock or Units (#)(2)	All Option Award: Number of Securities Underlying Options (#)(2)		Grant Date Fair Value of Stock and Option Awards ($)
									Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)
(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)
Maurice Marciano	4/3/08	—	—		—		58,300	68,700	41.71	3,571,530
	5/1/08	700,000	1,400,000		2,250,000		—	—	—	—
Paul Marciano	4/3/08	—	—		—		20,300	34,300	41.71	1,415,890
	5/1/08	1,000,000	2,000,000		3,000,000		—	—	—	—
	5/1/08	—	1,617,679	(3)	1,700,000	(3)	—	—	—	—
Carlos Alberini	4/3/08	—	—		—		26,500	25,000	41.71	1,520,050
	5/1/08	320,000	640,000		960,000		—	—	—	—
Michael Relich	4/3/08	—	—		—		5,400	4,600	41.71	301,540
	5/1/08	78,000	156,000		234,000		—	—	—	—
	10/30/08	—	—		—		—	44,600	21.62	349,218
Dennis Secor	4/3/08	—	—		—		8,000	6,000	41.71	433,200
	5/1/08	70,000	140,000		210,000		—	—	—	—
	10/30/08	—	—		—		—	40,000	21.62	313,200

(1)
Amounts reflect threshold, target and maximum cash incentive award opportunities for the fiscal 2009 performance period. Except as described in footnote (3) below with respect to Paul Marciano, no payments of cash incentive awards were made with respect to fiscal 2009 because the threshold performance goal was not achieved. However, the Compensation Committee approved discretionary bonus awards to Michael Relich and Dennis Secor with respect to fiscal 2009 performance, as described in detail under "—Current Executive Compensation Program Elements—Annual Cash Incentive Awards" above. The actual cash amounts paid during fiscal 2010 with respect to fiscal 2009 are reported in Columns (d) and (g) of the "Summary Compensation Table."

(2)
The October 30, 2008 awards to Michael Relich and Dennis Secor were special one-time performance-based stock option awards. If the Company's North American operating margin for fiscal 2010 equals or exceeds the pre-established goal, the options will vest in annual 25% increments through October 30, 2012. If the pre-established goal for fiscal 2010 is not met, these options will be forfeited. As to each of the other awards reflected in this table, the Compensation Committee's practice has been to award annual equity awards based on the Company's performance in the preceding fiscal year. The Compensation Committee establishes threshold, target and maximum equity awards and related performance criteria for each of the officers during the first fiscal quarter of each fiscal year. Following the completion of each fiscal year, the Compensation Committee certifies the results of the prior fiscal year, determines the corresponding awards for which each such officer is eligible and approves resulting equity grants, exercising its discretion to the extent permitted under the terms of the 2004 Equity Incentive Plan. All April 3, 2008 equity awards presented above reflect restricted stock and stock options granted with respect to fiscal 2008 performance.

In the first quarter of fiscal 2010, the Compensation Committee reviewed the Company's performance with respect to the pre-established performance goals for fiscal 2009, certified the level of performance achieved and determined that based on the Company's reported earnings per share results for fiscal 2009, the Named Officers did not qualify for performance-based equity incentive awards. However, the Compensation Committee approved discretionary equity awards to the Named Officers in the first quarter of fiscal 2010 with respect to fiscal 2009 performance, as described in detail under "—Current Executive Compensation Program Elements—Long-Term Equity Incentive Awards—Annual Performance-Based Equity Awards" above.

(3)
On May 1, 2008, the Compensation Committee approved a separate cash incentive opportunity for Paul Marciano based on a percentage of the Company's fiscal 2009 licensing segment operating income, excluding certain specified amounts. The maximum aggregate performance-based cash awards that may be awarded to any recipient, including Mr. Paul Marciano, with respect to any given year under the 2004 Equity Incentive Plan and the Annual Bonus Plan, is $8,200,000. The target incentive amount reported above is an estimate based on the Company's licensing segment operating income in fiscal 2008 and the maximum incentive amount reported above assumes the receipt by Mr. Paul Marciano of the maximum combined award for all cash incentive opportunities under the 2004 Equity Incentive Plan and Annual Bonus Plan for 2008. In addition, during 2005, the Compensation Committee approved the Multi-Year Licensing Opportunity for Mr. Paul Marciano under the Company's 2004 Equity Incentive Plan, which included a target and maximum cash award with respect to 2008 in the amount of $3,500,000 (contingent upon receipt by the Company of the 2012 Payment), as described in "—Current Executive Compensation Program Elements—Special Cash Incentive Awards for Paul Marciano" above. Such amount is not reported in this table because it was granted in 2005.

Description of Plan-Based Awards

        During fiscal 2009, each Named Officer was awarded a time-based stock option award, a time-based restricted stock award and a cash incentive award. In addition, Michael Relich and Dennis Secor each received a special one-time performance-based stock option award, as described in footnote 2 above. Each of these awards was granted under, and is subject to the terms of, the 2004 Equity Incentive Plan or the Bonus Plan. The plans are administered by the Compensation Committee.

Stock Options

        Each stock option reported in Column (g) of the table above was granted with a per-share exercise price equal to the closing price of a share of the Company's Common Stock on the NYSE on the grant date.

        The stock options granted to our Named Officers on April 3, 2008 are scheduled to vest in four equal installments, with 25% of the options vesting on December 31 of 2008, 2009, 2010 and 2011. The October 30, 2008 awards to Michael Relich and Dennis Secor were special one-time performance-based stock option awards. If the Company's North American operating margin for fiscal 2010 equals or exceeds the pre-established goal, the options will vest in annual 25% increments through October 30, 2012. If the pre-established goal for fiscal 2010 is not met, these options will be forfeited. Once vested, each stock option granted during fiscal 2009 will generally remain exercisable until its normal expiration date. Each of the stock options granted to our Named Officers in fiscal 2009 has a term of ten (10) years. Outstanding options, however, may terminate earlier in connection with a termination of the Named Officer's employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the stock option will immediately terminate upon a termination of the Named Officer's employment. The Named Officer will generally have sixty (60) days to exercise the vested portion of the stock option following a termination of employment. This period is extended to twelve (12) months if the termination is on account of the Named Officer's death, permanent disability or retirement. Each stock option award is evidenced by an award agreement that sets forth the specific terms and conditions of the award, not inconsistent with the terms of the 2004 Equity Incentive Plan.

Restricted Stock

        The restricted stock awards granted on April 3, 2008 and reported in Column (f) of the table above are scheduled to vest in four equal installments, with 25% of the shares vesting on December 31 of 2008, 2009, 2010 and 2011.

        Named Officers are entitled to voting and dividend rights with respect to the restricted stock. Any stock dividends issued with respect to restricted shares will be subject to the same vesting and other terms and conditions as the original restricted shares to which they relate. If a Named Officer's employment terminates for any reason, any unvested restricted shares as of the termination date will generally be forfeited. Each restricted stock award is evidenced by an award agreement that sets forth the specific terms and conditions of the restricted stock award, not inconsistent with the terms of the 2004 Equity Incentive Plan.

Non-Equity Incentive Plan Awards

        With respect to fiscal 2009 performance, the Company granted non-equity incentive plan awards to its Named Officers. In the first quarter of fiscal 2010, the Compensation Committee reviewed the Company's performance with respect to the pre-established performance goals, certified the level of performance achieved and determined that, based on such performance, no cash incentive payouts would be made with respect to fiscal 2009 under the cash incentive awards other than the special licensing-based cash incentive for Paul Marciano, as described above under "—Current Executive Compensation Program Elements—Annual Cash Incentive Awards" and "—Special Cash Incentive Awards for Paul Marciano" and as set forth in Columns (d) and (g) of the "Summary Compensation Table."

 Outstanding Equity Awards at Fiscal 2009 Year-End

        The following table presents information regarding the outstanding equity awards held by each Named Officer as of January 31, 2009, including the vesting dates for the portions of these awards that had not vested as of that date.

			Option Awards(1)				Stock Awards(2)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Maurice Marciano	6/20/05		100,000	—	8.68	6/20/15	—	—
	3/6/06	(4)	107,550	35,850	18.10	3/6/16	15,900	255,831
	3/19/07	(5)	20,000	20,000	41.12	3/19/17	20,000	321,800
	4/3/08	(6)	17,175	51,525	41.71	4/3/18	43,725	703,535
Paul Marciano	2/26/04		100,000	—	7.795	2/26/14	—	—
	6/20/05		50,000	—	8.68	6/20/15	—	—
	3/6/06	(4)	86,550	28,850	18.10	3/6/16	9,700	156,073
	1/1/07	(7)	—	—	—	—	800,000	12,872,000
	3/19/07	(5)	12,000	12,000	41.12	3/19/17	12,000	193,080
	4/3/08	(6)	8,575	25,725	41.71	4/3/18	15,225	244,970
Carlos Alberini	12/11/00		62,000	—	2.315	12/11/10	—	—
	7/29/03		100,000	—	3.655	7/29/13	—	—
	6/20/05		50,000	—	8.68	6/20/15	—	—
	3/6/06	(4)	9,150	3,050	18.10	3/6/16	2,950	47,466
	3/19/07	(5)	10,000	10,000	41.12	3/19/17	10,000	160,900
	8/6/07	(7)	—	—	—	—	120,000	1,930,800
	4/3/08	(6)	6,250	18,750	41.71	4/3/18	19,875	319,789
Michael Relich	6/20/05		5,000	—	8.68	6/20/15	—	—
	3/6/06	(4)	850	850	18.10	3/6/16	900	14,481
	3/19/07	(5)	1,550	1,550	41.12	3/19/17	2,600	41,834
	9/28/07	(8)	—	—	—	—	15,000	241,350
	4/3/08	(6)	1,150	3,450	41.71	4/3/18	4,050	65,165
	10/30/08	(9)	—	44,600	21.62	10/30/18	—	—
Dennis Secor	7/5/06	(10)	12,000	20,000	20.175	7/5/16	15,000	241,350
	3/19/07	(5)	700	700	41.12	3/19/17	1,200	19,308
	4/3/08	(6)	1,500	4,500	41.71	4/3/18	6,000	96,540
	10/30/08	(9)	—	40,000	21.62	10/30/18	—	—

(1)
Each award reported in the table above with a grant date on or before May 3, 2004 was granted under, and is subject to, the Company's 1996 Equity Incentive Plan. Each stock option grant reported in the table above with a grant date after May 3, 2004 was granted under, and is subject to, the Company's 2004 Equity Incentive Plan. The option expiration date shown in Column (f) above is the normal expiration date, and the latest date that the options may be exercised. The options may terminate earlier in certain circumstances described below. For each Named Officer, the unexercisable options shown in Column (d) above are unvested and will generally terminate if the Named Officer's employment terminates.

The exercisable options shown in Column (c) above, and any unexercisable options shown in Column (d) above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Officer's employment terminates. Unless exercised, exercisable stock options will generally terminate within 60 days after the date of termination of employment. However, if a Named Officer retires (upon reaching age 55), dies or becomes totally disabled while employed with the Company, exercisable stock options will generally remain exercisable for one year following such event. The options may become fully vested if there is a change in control of the Company, as described in more detail above under "—Current Executive Compensation Program Elements—Severance and Other Benefits Upon Termination of Employment."

(2)
The stock awards may be subject to accelerated vesting in connection with a change in control of the Company, as described in more detail above under "—Current Executive Compensation Program Elements—Severance and Other Benefits Upon Termination of Employment." Except as otherwise indicated therein or as described in the following sentence, unvested stock awards will generally be forfeited if a Named Officer's employment terminates. In addition, the January 1, 2007 award to Paul Marciano and the August 6, 2007 award to Carlos Alberini will become fully vested as a result of a termination by the Company without "cause" or by the executive for "good reason" and, for Mr. Paul Marciano, in the event of death or disability.

(3)
The market value of stock awards reported in Column (h) is computed by multiplying the number of shares of stock reported in Column (g) by $16.09, the closing market price of our Common Stock on January 30, 2009, the last trading day of fiscal 2009.

(4)
Awards vest in four equal installments on January 1, 2007, 2008, 2009 and 2010.

(5)
Awards vest in four equal installments on January 31, 2008, 2009, 2010 and 2011.

(6)
Awards vest in four equal installments on December 31, 2008, 2009, 2010 and 2011.

(7)
The awards granted on January 1, 2007 to Paul Marciano and August 6, 2007 to Carlos Alberini were each made as special employment inducement awards in connection with the execution of new employment agreements with the respective executives. Each award is subject to performance-based vesting at a rate of 20% per period over five periods through fiscal 2012, based on the achievement of targeted earnings per share growth during the performance period or, in the event that the targeted earnings per share growth is not achieved for any such fiscal period, if the cumulative compounded average earnings per share growth exceeds a targeted level of cumulative compounded earnings per share growth for any subsequent fiscal year during the performance period.

(8)
Awards vest in four equal installments on September 28, 2008, 2009, 2010 and 2011.

(9)
If the Company's North American operating margin for fiscal 2010 equals or exceeds the pre-established goal, the options will vest in annual 25% increments through October 30, 2012. If the pre-established goal for fiscal 2010 is not met, these options will be forfeited.

(10)
Awards vest in four equal installments on July 5, 2007, 2008, 2009 and 2010.

 Option Exercises and Stock Vested in Fiscal 2009

        The following table presents information regarding the exercise of stock options by Named Officers during fiscal 2009, and on the vesting during fiscal 2009 of stock awards previously granted to the Named Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Maurice Marciano	—	—	40,475	628,691
Paul Marciano	—	—	220,775	8,733,336
Carlos Alberini	100,000	3,813,668	44,575	1,488,926
Michael Relich	35,850	1,218,718	8,550	239,955
Dennis Secor	—	—	10,100	307,804

(1)
The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of the Company's Common Stock to which the exercise of the option related, by (ii) the difference between the price at which the acquired shares were sold and the exercise price of the options. The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of the Company's Common Stock on the vesting date.

Non-Qualified Deferred Compensation Plan Table

        The following table sets forth summary information regarding contributions to and account balances under the Company's Non-Qualified Deferred Compensation Plan, or DCP, for and as of the fiscal year ended January 31, 2009.

Name	Executive Contributions In Last Fiscal Year ($)(1)	Company Contributions In Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)
Maurice Marciano	233,591	—	(980,454)	—	1,166,690
Paul Marciano	2,862	—	(1,307,494)	—	1,432,715
Carlos Alberini	1,248,009	431	(999,958)	—	1,740,878
Michael Relich	102,002	—	(53,292)	—	147,564
Dennis Secor	33,423	—	(9,739)	—	26,330

(1)
Reflects base salary and/or cash bonus amounts contributed to the DCP by the Named Officers during fiscal 2009. Accordingly, these amounts are also included in Column (c) or (g), as applicable, of the "Summary Compensation Table" above.

(2)
There were no discretionary Company contributions or individual withdrawals or distributions with respect to any of the Named Officers under the DCP during fiscal 2009. The Company made a contribution of $431 during fiscal 2009 for Carlos Alberini to "make up" for lost 401(k) match amounts that could not be made to Mr. Alberini's 401(k) account due to applicable tax and ERISA limits.

        Under the DCP, select employees who satisfy certain eligibility requirements, including each of the Named Officers, and members of the Board may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their bonus, 100% of their cash compensation earned under any Company long-term incentive plan or 100% of their director fees to be earned during the following calendar year. In addition, the Company may make contributions to "make up" for Company match amounts under the Company's 401(k) plan that cannot be made to Named Officers because of applicable tax and ERISA limits.

        Account balances are credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by the Company. Participants are at all times 100% vested in the amounts credited to their deferral accounts with respect to their deferrals. Amounts credited with respect to lost 401(k) match amounts are subject to the same vesting requirements provided in the Company's 401(k) plan and amounts credited with respect to discretionary Company contributions are subject to vesting requirements, if any, imposed on such amounts by the Company. Participants will be eligible to receive distributions of the amounts credited to their accounts at or after their termination of employment, retirement, disability, death, change in control of the Company or upon another previously determined scheduled distribution date, in a lump sum or installments pursuant to elections made under the rules of the DCP. For the Named Officers, Section 409A of the Internal Revenue Code requires that distributions may not occur earlier than six months following the Named Officer's termination of employment. The DCP is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the DCP. The Company has purchased corporate-owned life insurance to help offset this liability. The Company did not make any discretionary contributions under the DCP during fiscal 2009.

Pension Benefits Table

        The following table presents information regarding the present value, computed as of January 31, 2009, of accumulated benefits that may become payable to the Named Officers under the Company's Supplemental Executive Retirement Plan, or SERP, the Company's only defined benefit pension plan.

Name(1)	Plan Name	Number of Years Credited Services (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Maurice Marciano	SERP	24	13,199,808	—
Paul Marciano	SERP	24	18,161,174	—
Carlos Alberini	SERP	8	1,440,633	—

(1)
Neither Michael Relich nor Dennis Secor was eligible to participate in the SERP during the covered periods.

(2)
The amounts in this Column represent the actuarial present value, computed as of January 31, 2009, of the Named Officer's accrued aggregate pension benefit with respect to the SERP. The actuarial present value of accrued benefits is based on a discount rate of 7.0% and the RP 2000 Mortality Table. Participants are assumed to retire at age 65, the plan's earliest termination date with unreduced benefits. The assumptions used are the same as those used for financial reporting purposes and contained in Note 10 (Supplemental Executive Retirement Plan) to the Company's Consolidated Financial Statements, included as part of the Company's fiscal 2009 Annual Report on Form 10-K.

        The Company maintains the SERP to provide certain executives with benefits upon retirement, termination of employment, death, disability or a change in control of the Company, in certain prescribed circumstances. The current participants in the SERP are Maurice Marciano, Paul Marciano and Carlos Alberini.

        Annual benefits available under the SERP, or SERP Benefits, are calculated by multiplying the participant's highest average compensation (including base salary and certain bonuses) during any two of the final three years of employment by a percentage equal to 2.5% for each year of service, subject to a maximum benefit of 60% of such average compensation for Maurice Marciano and Paul Marciano and 50% of such average compensation for all other participants, including Carlos Alberini. Bonus amounts earned by Mr. Paul Marciano under the Multi-Year Licensing Opportunity (as more fully described under "—Special Cash Incentive Awards for Paul Marciano" above) will not count toward Mr. Paul Marciano's average compensation amount for purposes of calculating SERP Benefits. SERP Benefits are also subject to a vesting schedule. At January 31, 2009, Mr. Maurice Marciano and Mr. Paul Marciano were each credited with the maximum permitted twenty-four years of service (at which time, each of the executives had served approximately twenty-seven years) and were fully vested in their SERP Benefits and Mr. Alberini was credited with eight years of service (reflecting his actual years of service) and was 60% vested in his SERP Benefits. Mr. Alberini will incrementally vest in his SERP Benefits at the rate of 20% per year of SERP participation. Notwithstanding any vesting schedule, SERP Benefits become fully vested upon Mr. Alberini's death or disability or upon a change in control of the Company.

        SERP Benefits are generally payable over the lifetime of the participant, subject to the advance election by each participant to receive an actuarial equivalent in the form of a ten or fifteen year term-certain life annuity or a joint and 50% survivor annuity. The SERP Benefit amounts will be reduced by the amount of a participant's estimated Social Security benefits. If a participant retires on or after reaching the age of 65, his SERP Benefit will begin to be paid in the form selected by the participant. If a participant's employment is terminated prior to reaching the age of 65, his or her SERP Benefit will cease to accrue and he will begin to be paid in the form selected by the participant, commencing following the attainment of age 65. Upon a participant's death or disability, the participant or his beneficiaries will generally be entitled to receive a lump sum actuarial equivalent of the applicable SERP Benefit. The SERP provides that if a participant experiences a termination of employment within twelve months following a change in control of the Company, the participant will be entitled to receive a lump sum actuarial equivalent of the applicable SERP Benefit as if such benefit had been completely vested following such termination. Additional information concerning potential payments under the SERP upon certain terminations or a change in control is presented in "—Potential Payments Upon Termination or Change in Control" below.

 Potential Payments Upon Termination or Change in Control

        The following section describes the benefits that may become payable to each of our Named Officers in connection with a termination of their employment and/or a change in control of the Company. As prescribed by SEC rules, in calculating the amounts of any potential payments to the Named Officers described below, we have assumed that the termination and/or change in control occurred on the last business day of fiscal 2009 and that the price per share of our Common Stock was equal to the closing price on the NYSE on that date. The benefits described below do not include any amounts with respect to fully vested SERP, DCP or 401(k) benefits or fully vested unexercised stock options where no additional benefit is provided thereunder to the Named Officer as a result of a termination or change in control. In addition to the change in control and termination benefits described below, outstanding equity-based awards held by our Named Officers may also be subject to accelerated vesting in connection with certain changes in control of the Company under the terms of our equity incentive plans, as reflected in the tables below.

Maurice Marciano and Paul Marciano

        The Marciano Employment Agreements with each of Maurice Marciano and Paul Marciano provide that if the executive's employment with the Company is terminated by the Company without cause (which includes a notice of non-renewal by the Company that would result in the expiration of the employment term prior to the executive's 65th birthday) or by the executive for good reason (which includes a termination of employment for any or no reason during the 30-day period commencing six months after a change in control), subject to the executive delivering a valid release of claims in favor of the Company, the executive will be entitled to receive separation benefits equal to (i) a lump sum payment equal to three times the sum of the executive's base salary and then target annual bonus ("Cash Severance"); (ii) any unpaid base salary and bonus earned with respect to any fiscal year ending on or preceding the date of termination, accrued vacation, reimbursement for any unreimbursed business expenses, and all other payments or benefits to which the executive may be entitled (collectively, the "Accrued Amounts"); (iii) a pro-rata portion of the executive's bonus for the performance year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon actual performance had employment continued through the end of the year (but, as to any performance year that began on or prior to January 1, 2009, in no event less than the target bonus for the year); (iv) two years of additional service credit and age for benefit accrual, early retirement reduction and vesting purposes under the SERP; and (v) for Mr. Paul Marciano, an additional $3.5 million if the termination occurs before December 31, 2012 and the accelerated vesting of the unvested portion of his 1,000,000 share special employment inducement award. In such circumstances, in addition to the benefits described above, the Company, in its sole discretion, will have the option to enter into a two-year consulting agreement with the executive providing for annual compensation at a rate of 50% of the executive's base salary.

        If the executive's employment with the Company terminates on account of the executive's death, total disability or voluntary retirement, the Marciano Employment Agreements provide that the executive will be entitled to (i) the Accrued Amounts; and (ii) a pro-rata portion of the executive's bonus (including a pro-rata Multi-Year Licensing Opportunity for Mr. Paul Marciano except in the case of retirement) for the performance year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon targeted performance had employment continued through the end of the year; and (iii) in the case of a voluntary retirement, the Company will enter into a two-year consulting agreement with the executive providing for annual compensation at a rate of 50% of the executive's base salary. In addition, in the event of death or disability, the unvested portion of the 1,000,000 share special employment inducement award for Mr. Paul Marciano will become fully vested.

        Should an executive's benefits (whether under an employment agreement or any other plan or arrangement) be subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the Marciano Employment Agreements provide that the Company will make an additional payment to the executive so that the net amount of such payment (after taxes) received by the executive is sufficient to pay the excise tax due (the "Tax Gross-Up").

        The following table sets forth the estimated amounts Maurice Marciano and Paul Marciano would have become entitled to under the terms of the Marciano Employment Agreements had their employment with the Company terminated and/or a change in control of the Company occurred on the last business day of fiscal 2009.

Name	Triggering Event	Salary ($)(1)	Cash Bonus ($)(2)	Post- Termination Consulting Arrangement ($)(3)	Value of Accelerated Restricted Stock and Unvested Options ($)(4)	Medical Benefit ($)(5)	Tax Gross-Up ($)	Total ($)
Maurice Marciano
	Death	—	1,400,000	—	—	—	—	1,400,000
	Disability	—	1,400,000	—	—	604,185	—	2,004,185
	Retirement	—	1,400,000	1,000,000	—	604,185	—	3,004,185
	Term. Without
	Cause or Resign
	for Good Reason	7,200,000	1,400,000	—	—	604,185	—	9,204,185
	Change of Control	—	—	—	1,281,166	—	—	1,281,166
	Change of Control
	and Termination	7,200,000	1,400,000	—	1,281,166	604,185	—	10,485,351
Paul Marciano
	Death	—	7,321,237	—	12,872,000	—	—	20,193,237
	Disability	—	7,321,237	—	12,872,000	592,748	—	20,785,985
	Retirement	—	3,821,237	1,000,000	—	592,748	—	5,413,985
	Term. Without
	Cause or Resign
	for Good Reason	9,000,000	7,321,237	—	12,872,000	592,748	—	29,785,985
	Change of Control	—	1,821,237	—	13,466,123	—	—	15,287,360
	Change of Control
	and Termination	9,000,000	7,321,237	—	13,466,123	592,748	10,190,056	40,570,164

(1)
Represents an amount equal to equal to three times the sum of the executive's base salary and target annual bonus.

(2)
Represents (i) for Maurice Marciano: the target level annual cash incentive award with respect to fiscal 2009 and (ii) for Paul Marciano: the target level annual cash incentive award with respect to fiscal 2009 (except in the case of a change of control without termination); the licensing-based cash incentive award earned during fiscal 2009 and paid in fiscal 2010; in the case of death or disability, the Multi-Year Licensing Opportunity with respect to calendar 2008; and, in the case of termination without cause, resignation with good reason and termination upon a change in control, an additional amount equal to $3,500,000 pursuant to the terms of his Employment Agreement.

(3)
Commencing upon retirement, the Company will enter into a two-year consulting agreement under which the executive will render certain consulting services for which the Company will pay an annual consulting fee equal to 50% of his annual base salary, as in effect immediately prior to the commencement of the consulting period. In addition, the Company will have the option, at its complete discretion, to enter into such a consulting agreement with the executive in the event of a termination without cause or a resignation for good reason.

(4)
Represents the aggregate value of the acceleration of vesting of the executive's unvested stock options and restricted stock based on the closing price of the Company's Common Stock on the NYSE on the last business day of fiscal 2009. For Paul Marciano, amounts include $12,872,000 with respect to the accelerated vesting of the unvested 800,000 share portion of the 1,000,000 share special employment inducement award in the event of death, disability, termination without cause, resignation for good reason and a change in control (with and without termination).

(5)
The medical benefit amount is also payable upon a resignation without good reason.

Other Named Officers

        As discussed above under "—Description of Employment Agreements," the employment agreements and employment offer letters with each of Carlos Alberini, Michael Relich and Dennis Secor provide for specified benefits and payments in connection with certain terminations of employment from the Company, as described below.

  Carlos Alberini

        The Alberini Employment Agreement with Carlos Alberini provides that if the executive's employment with the Company is terminated by the Company without cause or by the executive for good reason (which includes a termination of employment for any or no reason during the 30-day period commencing six months after a change in control), subject to the executive delivering a valid release of claims in favor of the Company, the executive will be entitled to receive separation benefits equal to (i) a lump sum payment equal to the sum of the executive's base salary and then target annual bonus (which amount shall be doubled in the event that any such termination occurs following a change in control and prior to the expiration of the Alberini Employment Agreement); (ii) any unpaid base salary and bonus earned with respect to any fiscal year ending on or preceding the date of termination, accrued vacation, reimbursement for any unreimbursed business expenses, and all other payments or benefits to which the executive may be entitled (collectively, the "Accrued Amounts"); (iii) a pro-rata portion of the executive's bonus for the performance year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon actual performance had employment continued through the end of the year; and (iv) the accelerated vesting of the unvested portion of his 150,000 share special employment inducement award. In such circumstances, in addition to the benefits described above, the Company, in its sole discretion, will have the option to enter into a one year consulting agreement with the executive providing for annual compensation at a rate of 50% of the executive's base salary.

        If the executive's employment with the Company terminates on account of the executive's death or total disability, the Alberini Employment Agreement provides that the executive will be entitled to (i) any Accrued Amounts; and (ii) a pro-rata portion of the executive's bonus for the year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon targeted performance had employment continued through the end of the year.

  Michael Relich

        Pursuant to the terms of the Company's employment offer letter with Michael Relich, if the Company terminates Mr. Relich's employment for reasons other than for cause, Mr. Relich is entitled to receive a severance benefit of four monthly installments equal to this then monthly rate of base salary. The severance payments that would be due to Mr. Relich are subject to an offset equal to any amounts that he earns from other employment during the period ending four months after his termination.

  Dennis Secor

        Pursuant to the terms of the Company's employment offer letter with Dennis Secor, if the Company terminates Mr. Secor's employment for reasons other than for cause, Mr. Secor is entitled to a severance benefit of six monthly installments equal to his then monthly rate of base salary. The severance payments that would be due to Mr. Secor are subject to an offset equal to any amounts that he earns from other employment during the period ending six months after his termination.

        The following table sets forth the estimated amounts that each of the Named Officers (other than Maurice Marciano and Paul Marciano) would have become entitled to under the terms of their applicable employment agreements and employment offer letters, the SERP (with respect to Carlos Alberini) and the other plans in which they participate had their employment with the Company terminated and/or a change in control of the Company occurred on the last business day of fiscal 2009.

Name	Triggering Event	Salary ($)		Cash Bonus ($)		Value of Accelerated Restricted Stock and Unvested Options ($)(1)	Accelerated SERP Benefits ($)(2)	Total ($)
Carlos Alberini(3)
	Death / Disability	—		640,000	(4)	—	576,253	1,216,253
	Term. Without Cause or
	Resign for Good Reason	1,440,000		—		1,930,800	—	3,370,800
	Change of Control	—		—		2,458,954	—	2,458,954
	Change of Control and
	Termination	2,880,000		—		2,458,954	576,253	5,915,207
Michael Relich
	Death / Disability	—		—		—	—	—
	Term. Without Cause	130,000	(5)	—		—	—	130,000
	Change of Control	—		—		362,830	—	362,830
	Change of Control and
	Termination	130,000	(5)	—		362,830	—	492,830
Dennis Secor
	Death / Disability	—		—		—	—	—
	Term. Without Cause	175,000	(6)	—		—	—	175,000
	Change of Control	—		—		357,198	—	357,198
	Change of Control and
	Termination	175,000	(6)	—		357,198	—	532,198

(1)
Represents the aggregate value of the acceleration of vesting of the executive's unvested stock options and restricted stock based on the closing price of the Company's Common Stock on the NYSE on the last business day of fiscal 2009. For Carlos Alberini amounts include $1,930,800 with respect to the accelerated vesting of the unvested 120,000 share portion of the 150,000 share special employment inducement award in the event of termination without cause, resignation for good reason and a change in control (with and without termination).

(2)
Represents the aggregate value of the accelerated vesting of the SERP benefit for Carlos Alberini under the SERP. Please see the "Pension Benefits Table" and the discussion that follows for a description of the material terms of the SERP benefits.

(3)
The Company shall have the option, at its complete discretion, upon termination with or without cause or resignation with or without good reason, to enter into a one-year consulting agreement with the executive under which the executive will render certain consulting services for which the Company will pay an annual consulting fee equal to 50% of his annual base salary, as in effect immediately prior to the commencement of the consulting period.

(4)
Represents the target annual cash incentive award for fiscal 2009.

(5)
Represents a severance payment in an amount equal to four months of base salary upon termination, subject to a reduction equal to any amounts earned by Michael Relich from other employment during the four month period.

(6)
Represents a severance payment in an amount equal to six months of base salary upon termination, subject to a reduction equal to any amounts earned by Dennis Secor from other employment during the six month period.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information available to the Company as of the Record Date, May 6, 2009, with respect to shares of Common Stock held by (i) each director, including the two Class I Nominees, (ii) our Named Officers (as defined under "Executive and Director Compensation—Compensation Discussion and Analysis" above), (iii) all of our directors, including our Class I Nominees, Named Officers and executive officers as a group and (iv) each person believed by us to own beneficially more than 5% of our outstanding shares of Common Stock.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner(1)	Number	Percent of Class(2)
Maurice Marciano(3)	19,452,913	21.1%
Paul Marciano(4)	14,363,886	15.6%
Carlos Alberini(5)	416,960	*
Judith Blumenthal(6)	18,303	*
Anthony Chidoni(6)	208,664	*
Kay Isaacson-Leibowitz(6)	29,752	*
Alice Kane(6)	38,100	*
Michael Relich(6)	37,797	*
Dennis Secor(6)	58,196	*
Alex Yemenidjian(6)	71,148	*
All directors and executive officers as a group (10 persons)(7)	34,695,719	37.3%

Turner Investment Partners, Inc.(8) 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312	6,424,832	7.0%

*
Less than 1.0%

(1)
Except as described below and subject to applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares. This table is based upon information supplied by officers, directors and principal shareholders. Unless otherwise indicated, the business address for each person is: c/o Guess?, Inc., 1444 South Alameda Street, Los Angeles, California 90021.

(2)
The number of shares outstanding used in calculating the percentages for each person includes shares that may be acquired by such person upon the exercise of options exercisable within 60 days of May 6, 2009 but excludes shares underlying options held by any other person. The percent of beneficial ownership is based on 92,023,185 shares of Common Stock outstanding on May 6, 2009.

(3)
Includes shares of Common Stock beneficially owned by Maurice Marciano as follows: 79,625 shares held directly; 14,344,267 shares held indirectly as sole trustee of the Maurice Marciano Trust; 1,564,970 held indirectly as a member of Marciano Financial Holdings III, LLC (with respect to which he has (i) sole voting power over 1,095,479 shares and no voting power over the remainder and (ii) shared investment power); 20,000 shares held by his wife (with respect to which he has shared voting and investment power); 70 shares held as sole trustee of the Maurice Marciano Gift Trust FBO Caroline Marciano; 3,199,256 shares held indirectly as a member of MNM Capital Holdings II LLC (with respect to which he has sole voting power over 799,814 shares and no voting power over the remainder); and 244,725 shares that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2009. Amounts include 2,000,000 shares pledged as security under a revolving line of credit which was undrawn as of May 6, 2009. To avoid double counting shares for purposes of this table, total holdings do not include the following amounts shown in the holdings of Paul Marciano in Footnote 4 below: an additional 1,564,972 shares held by Marciano Financial Holdings III, LLC (with respect to which Maurice Marciano has no voting power and Maurice Marciano and Paul Marciano share investment power); 99,893 shares held by JS Capital Holdings, LLC (with respect to which Maurice Marciano has sole voting power and no investment power); and 4,733 shares held by JS Grat (with respect to which Maurice Marciano has sole voting power and no investment power).

(4)
Includes shares of Common Stock beneficially owned by Paul Marciano as follows: 636,925 shares held directly (of which 600,000 are subject to performance-based vesting conditions with respect to fiscal years 2010 through 2012); 9,199,920 shares held indirectly as sole trustee of the Paul Marciano Trust; 1,564,972 shares held indirectly as a member of Marciano Financial Holdings III, LLC (with respect to which he has (i) sole voting power over 1,251,979 shares and no voting power over the remainder and (ii) shared investment power); 400,000 shares held indirectly as president of the Paul Marciano Foundation; 2,181,700 shares held indirectly as a member of NRG Capital Holdings, LLC (with respect to which he has sole voting power over 545,425 shares and no voting power over the remainder); 118,511 shares held indirectly as member of JS Capital Holdings, LLC (with respect to which he has sole voting power over 18,618 shares and no voting power over the remainder); 4,733 shares held indirectly as investment advisor of JS Grat (with respect to which he has no voting power); and 257,125 shares that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2009. Amounts include 2,000,000 shares pledged as security under a revolving line of credit which was undrawn as of May 6, 2009. To avoid double counting shares for purposes of this table, total holdings do not include the following amounts shown in the holdings of Maurice Marciano in Footnote 3 above: an additional 1,564,970 shares held by Marciano Financial Holdings III, LLC (with respect to which Paul Marciano has (i) shared voting power over 469,491 shares and no voting power over the remainder and (ii) Paul Marciano and Maurice Marciano share investment power); and 2,399,442 shares held by MNM Capital Holdings II, LLC (with respect to which Paul Marciano has shared voting power and no investment power).

(5)
Includes shares of Common Stock beneficially owned by Carlos Alberini as follows: 179,560 shares held directly (of which 90,000 are subject to performance-based vesting conditions with respect to fiscal years 2010 through 2012); and 237,400 shares that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2009.

(6)
Includes shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2009, as follows: Judith Blumenthal, 1,059 shares; Anthony Chidoni, 163,596 shares; Kay Isaacson-Leibowitz, 7,198 shares; Alice Kane, 16,532 shares; Michael Relich, 8,550 shares; Dennis Secor, 24,200 shares; and Alex Yemenidjian, 38,080 shares.

(7)
Includes: 998,465 shares of Common Stock that may be acquired upon the exercise of options within 60 days of May 6, 2009.

(8)
All information regarding Turner Investment Partners, Inc. ("Turner") is based on the Schedule 13G filed with the SEC on February 12, 2009. Turner, in its capacity as an investment adviser, is the beneficial owner of such shares. Turner has sole voting power over 4,222,820 of such shares and no voting power over the remainder. Clients of Turner have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known by Turner to have such right or power with respect to more than five percent of our outstanding shares of Common Stock.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under our written Related Person Transactions Policy, a related person transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer, (ii) any person who is known to be the owner of 5% or more of any class of our voting securities, (iii) any immediate family member, as defined in the policy, of any of the foregoing persons, and (iv) any entity in which any of the foregoing persons is an officer, general partner or otherwise controls such entity. "Related person transaction" is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (a) the Company was or is to be a party or a participant, (b) the amount involved exceeds or reasonably can be expected to exceed $120,000, and (c) any of the foregoing persons had or will have a direct or indirect material interest.

        All directors and executive officers are required under the Related Person Transactions Policy to notify the Company's General Counsel of any potential or actual related person transaction as soon as they become aware of any such transaction. The General Counsel then presents any related person transactions to the Audit Committee for consideration. Among other relevant factors, the Audit Committee may consider the following: (i) the size and materiality of the transaction and the amount of consideration payable to a related person, (ii) the nature of the interest of the applicable related person, (iii) whether the transaction may involve a conflict of interest, (iv) whether the transaction involves the provision of goods or services to the Company that are readily available from unaffiliated third parties upon better terms, and (v) whether there are business reasons to enter into the transaction.

Licensee Transaction

        On January 1, 2003, the Company entered into a license agreement with BARN S.r.l. ("BARN"), an Italian corporation, under which the Company granted BARN the right to manufacture and distribute children's clothing in certain territories of Europe for a term of three years. The license agreement was amended as of June 19, 2006 to, among other things, extend the term until December 31, 2009. The license agreement had terms substantially similar to the Company's other license agreements. Two key employees of the Company's wholly-owned subsidiary, GUESS? Italia, S.r.l., owned BARN. On January 16, 2008, the Company, through a subsidiary, acquired 100% of the capital stock of BARN for a purchase price of approximately €5.0 million ($7.4 million). During the fiscal year ended February 2, 2008, the Company recorded $1.4 million in revenues related to this license for the period prior to the acquisition.

Leases

        The Company leases warehouse and administrative facilities from partnerships affiliated with the trusts for the respective benefit of Maurice Marciano and Paul Marciano, who are executives of the Company, Armand Marciano, their brother and former executive of the Company, and certain of their children (the "Marciano Trusts"). There were three of these leases in effect at January 31, 2009, including a lease with respect to the Company's corporate headquarters in Los Angeles, California which was amended on June 10, 2008 (the "First Amendment"). The corporate headquarters consist of approximately 355,000 square feet and serve primarily as the Company's principal executive and administrative offices, design facilities and sales offices.

        The First Amendment amended the original lease agreement dated July 29, 1992 which provided for a 16 year term expiring July 29, 2008 (the "Original Lease"). The First Amendment provides for a ten year lease renewal term ending July 31, 2018, with an additional five year renewal option to

July 31, 2023 at the Company's sole discretion. The First Amendment provides for a triple net lease with annual rent in the amount of $2.9 million for the first lease year of the renewal term (which amount is approximately 5.6% lower than the most recent annual rent under the terms of the Original Lease), subject to an increase each year equal to the lesser of the increase of a specified consumer price index or four percent (which amount is lower than the five percent maximum annual adjustment provided for under the Original Lease). In the event the renewal option is exercised by the Company, the annual rent will reset in year eleven at the then-prevailing market rate. All other material terms of the Original Lease remain in full force and effect.

        The other two related party Company leases are currently scheduled to expire in February 2010 and December 2014. Aggregate rent expense under these related party leases was $3.8 million, $3.5 million, $2.9 million and $0.2 million, respectively, for the fiscal years ended January 31, 2009, February 2, 2008 and December 31, 2006 and the one-month period ended February 3, 2007. The aggregate minimum future lease commitments under these leases at January 31, 2009 totaled approximately $28.1 million. The Company believes the related party lease terms have not been significantly affected by the fact that the Company and the lessors are related.

Aircraft Charter Arrangements

        The Company periodically charters aircraft owned by MPM Financial, LLC ("MPM Financial"), an entity affiliated with the Marciano Trusts, through an independent third party management company contracted by MPM Financial to manage its aircraft. Under an informal arrangement with MPM Financial and the third party management company, the Company has chartered and may from time-to-time continue to charter aircraft owned by MPM Financial at a discount from the third party management company's preferred customer hourly charter rates. The total fees paid under these arrangements for the fiscal years ended January 31, 2009, February 2, 2008 and December 31, 2006 and the one-month period ended February 3, 2007 were approximately $1.3 million, $1.4 million, $1.1 million and $13,000, respectively.

        In May 2006, the Company entered into an agreement to acquire a new corporate aircraft with a scheduled delivery date in December 2007. The Company made down payments of $16.5 million toward the $18.9 million aggregate purchase price for the aircraft. The Company was considering entering into a sale and leaseback arrangement on completion of construction of the aircraft. However, after a further review of the Company's investment options and related expenses, the Company concluded that it would be more cost effective and beneficial if a third party were to acquire the aircraft and make the aircraft available for charter use to the Company on a similar basis as described above. As a result of this determination, Maurice Marciano and Paul Marciano were approached and agreed to have the aircraft purchase agreement assigned to MPM Financial in exchange for payment to the Company of an amount equal to the full $16.5 million in down payments made by the Company plus certain other related costs incurred by the Company. The aircraft purchase agreement was assigned to MPM Financial during the fourth quarter of fiscal 2008, and resulted in a gain to the Company of approximately $0.5 million, related to interest income on the deposits.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the NYSE. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all such forms that they file.

        Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended January 31, 2009, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended January 31, 2009, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Common Stock.

THE BOARD OF DIRECTORS
May 14, 2009

 Appendix A

GUESS?, INC.
2004 EQUITY INCENTIVE PLAN

(Conformed to Include the First, Second and Third Amendments Thereto)

        1.    Purpose.    The purposes of the Guess?, Inc. 2004 Equity Incentive Plan (the "Plan") are to attract, retain and motivate officers and other key employees and consultants of Guess ?, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of stock of the Company.

        2.    Definitions.    For purposes of the Plan, the following terms shall be defined as follows:

          "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          "Award" means an award made pursuant to the terms of the Plan to an Eligible Individual (as hereinafter defined) in the form of Stock Options, Restricted Stock Awards, Stock Units, Performance Share Awards, Performance Units, Special Performance-Based Awards, or Stock Appreciation Rights.

          "Award Agreement" means a written agreement granting an Award, which is executed by the Participant and by an officer on behalf of the Company, and containing such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan.

          "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

          "Board" means the Board of Directors of the Company.

          "Change in Control" of the Company shall be deemed to have occurred:

          (1) with respect to all Awards granted under the Plan on or after September 28, 2007, when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or (y) Maurice Marciano or Paul Marciano, the members of their families, their respective estates, spouses, heirs and any trust of which any one or more of the foregoing are the trustors, the trustees and/or the beneficiaries, or any other entity controlled by one or more of them (collectively, such persons, estates, trusts, and entities referred to in this clause (y) the "Permitted Holders")), alone or together with its Affiliates and Associates (collectively, an "Acquiring Person") shall become the Beneficial Owner of both (i) thirty-five percent (35%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)) and (ii) more shares of Common Stock or more Combined Voting Power of the Company than are at such time Beneficially Owned by the Permitted Holders, (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "Continuing Directors") cease for any reason to constitute a majority of the Board, (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 16 hereof) or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; provided, however, that a change in control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock; and

          (2) with respect to all Awards granted under the Plan prior to September 28, 2007, when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or (y) Maurice Marciano, Paul Marciano or Armand Marciano, or any trust established in whole or in part for the benefit of one or more of them or their family members, or any other entity controlled by one or more of them), alone or together with its Affiliates and Associates (collectively, an "Acquiring Person") shall become the Beneficial Owner of twenty percent (20%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)), (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "Continuing Directors") cease for any reason to constitute a majority of the Board, (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 16 hereof) or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; provided, however, that a change in control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

          "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

          "Combined Voting Power" means the combined voting power of the Company's then outstanding voting securities.

          "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan; provided that, prior to the establishment of the Compensation Committee of the Board, or the appointment by the Board of any other committee to administer the Plan, "Committee" means the Board. The Committee shall consist of at least two directors or such number of directors as may be required under applicable law and shall serve at the pleasure of the Board.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company and such other securities or property as may become the subject of Awards under this Plan, or may become subject to such Awards, pursuant to an adjustment made under Section 16(b) of the Plan.

          "Disability" means, with respect to any Participant, (i) a "total and permanent disability" within the meaning of Section 22(e)(3) of the Code with respect to Incentive Stock Options and, (ii) with respect to Awards other than Incentive Stock Options, that as a result of incapacity due to physical or mental illness, such Participant is, or is reasonably likely to become, unable to perform his or her duties for more than six (6) consecutive months or six (6) months in the aggregate during any twelve (12) month period.

          "Eligible Individuals" means the individuals described in Section 7 who are eligible for Awards under the Plan.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

          "Fair Market Value" means, on any given date, the closing price of the shares of Common Stock, as reported on the New York Stock Exchange for such date or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded; provided that if the Common Stock is not then traded on the New York Stock Exchange, Fair Market Value means the fair market value thereof as of the relevant date of determination as determined in accordance with a valuation methodology approved by the Committee.

          "Incentive Stock Option" means a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

          "Nonqualified Stock Option" means a Stock Option which is not an Incentive Stock Option.

          "Parent" means any corporation which is a "parent corporation" within the meaning of Section 424(e) of the Code with respect to the relevant entity.

          "Participant" means an Eligible Individual to whom an Award has been granted under the Plan.

          "Performance Share Award" means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 11 hereof.

          "Performance Unit" means a conditional Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 12 hereof.

          "Person" means any person, entity or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

          "Restricted Stock Award" means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

          "Restricted Stock Unit" means a Stock Unit subject to such conditions on vesting and payout as the Committee may determine.

          "Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the attainment of age 55, or such other retirement date as may be approved by the Committee for purposes of the Plan and specified in the applicable Award Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder.

          "Special Performance-Based Award" means an Award granted under Section 13, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

          "Stock Appreciation Right" means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

          "Stock Option" means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

          "Stock Unit" means a bookkeeping entry that serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment of the Stock Unit grant.

          "Subsidiary" means (i) with respect to an Incentive Stock Option, any corporation which is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

          "Ten Percent Shareholder" means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

        3.    Administration of the Plan.

          (a)    The Plan shall be administered by the Committee, and the Committee shall make the determinations set forth in this subsection 3(a), based on the recommendations of the Company's management. With respect to Awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

          (b)    The Committee shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions and (ix) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

          (c)    The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

          (d)    Any action taken by, or inaction of, the Company, any Subsidiary, or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. In making any determination or in taking or not taking any action under this Plan, the Board or a Committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or to third parties.

        4.    Duration of Plan.    The Plan shall remain in effect until terminated by the Board and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated or expire under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the Effective Date (as defined in Section 19(m)).

        5.    Shares of Stock Subject to the Plan.

          (a)    Subject to adjustment as provided in Section 16(b) hereof, the number of shares of Common Stock that may be issued under the Plan pursuant to Awards shall not exceed, in the aggregate, 10,000,000 shares. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof.

          (b)    To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a Stock Appreciation Right or other Award, only the actual number of shares delivered with respect to the Award shall be counted against the share limits of this Plan. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under this Plan, as well as any shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under this Plan, shall be available for subsequent awards under this Plan. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to Awards intended as performance-based compensation thereunder.

        6.    Additional Share Limits.    The following limits also apply with respect to Awards granted under this Plan:

          (a)    In accordance with the requirements under Section 162(m) of the Code, no Eligible Individual shall receive grants of Stock Options and SARs with respect to an aggregate of more than 500,000 shares of Common Stock in any calendar year.

          (b)    The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under this Plan is 5,000,000 shares.

          (c)    Additional limits with respect to Special Performance-Based Awards are set forth in Section 13.

        Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 5(b) and Section 16(b).

        7.    Eligible Individuals.    Awards may be granted by the Committee only to those persons who the Committee determines to be Eligible Individuals with the potential to contribute to the future success of the Company or its Subsidiaries. An "Eligible Individual" is any person who is (a) an officer of the Company or its Subsidiaries, (b) a key employee of the Company or its Subsidiaries or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or its Subsidiaries in a capital-raising transaction or as a market maker or promoter of the Company's or its Subsidiaries' securities) to the Company or its Subsidiaries and who is selected to participate in this Plan by the Committee; provided, however, that a person who is otherwise an Eligible Individual under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company's eligibility to use Form S-8 to register under the Securities Act the offering and sale of shares issuable under this Plan by the Company or its Subsidiaries or the Company's compliance with any other applicable laws. A Participant may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or its Subsidiaries.

        8.    Stock Options.    Stock Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options; provided that only employees may be granted Incentive Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (a)    Award Agreement.    Stock Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan, and shall indicate if the option is intended as an Incentive Stock Option.

          (b)    Terms of Stock Options Generally.    Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase, upon payment of the relevant exercise price, the number of shares of Common Stock specified in the Award Agreement.

          (c)    Exercise Price.    The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement; provided, however, that with respect to Incentive Stock Options, the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant (110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder.

          (d)    Option Term.    The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

          (e)    Exercisability.    A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided that a Stock Option shall be freely exercisable within 5 years after the date on which such Stock Option is granted. In no case may a Stock Option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the Stock Option if less than 100) during the term of the Stock Option. Only whole shares shall be issued pursuant to the exercise of any Stock Option. Fractional shares shall be rounded to the nearest whole share. The Committee may provide that Stock Options shall be exercisable in whole or in part based upon length of service or attainment of specified performance criteria. Subject to the first sentence of this paragraph, the Committee, in its sole discretion, may provide for the acceleration of vesting of a Stock Option, in whole or in part, based on such factors or criteria (including specified performance criteria) as the Committee may determine.

          (f)    Method of Exercise.    A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company specifying the number of shares to be purchased, and containing any representations required by the Committee. Such notice shall be accompanied by payment in full of the exercise price either by cash, certified or bank check, or other instrument acceptable to the Committee. As determined by the Committee in its sole discretion, payment of the exercise price may also be made in full or in part by tendering to the Company shares of Common Stock (having a Fair Market Value as of the date of exercise of such Stock Option equal to the exercise price (or such portion thereof)). Common Stock used to pay the exercise price may be shares that are already owned by the Participant, or the Company may withhold shares of Common Stock that would otherwise have been received by the Participant upon exercise of the Stock Option. In its discretion, in accordance with rules and procedures established by the Committee for this purpose, the Committee may also permit a Participant to exercise an Option through a "cashless exercise" procedure approved by the Committee involving a third-party who provides financing for the purpose of (or otherwise facilitates) the purchase or exercise of Awards. The manner in which the exercise price may be paid may be subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16 of the Exchange Act and compliance with applicable law. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing an exercised Stock Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant exercising the Option.

          (g)    Rights as Shareholder.    A Participant shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of a Stock Option until shares of Common Stock (either in certificate or book entry form) shall have been issued to the Participant and, subject to Section 16(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

          (h)    Special Rule for Incentive Stock Options.    With respect to Incentive Stock Options granted under the Plan, if the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company or a Parent or Subsidiary exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code, such Incentive Stock Options shall be treated, to the extent of such excess, as Nonqualified Stock Options.

        9.    Restricted Stock Awards.    Restricted Stock Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

          (a)    Award Agreement.    Restricted Stock Awards shall be evidenced by an Award Agreement in such form and containing such restrictions, terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and provisions requiring that a Participant forfeit such shares upon a termination of employment for specified reasons within a specified period of time.

          (b)    Terms of Restricted Stock Awards Generally.    Restricted Stock Awards may be granted under the Plan in such form as the Committee may from time to time approve. Restricted Stock Awards may be granted for any lawful consideration approved and deemed appropriate by the Committee, including without limitation, services rendered by the Participant. Restricted Stock Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of shares of Common Stock subject to each Restricted Stock Award granted to a Participant, and the Committee may impose different terms and conditions on any particular Restricted Stock Award granted to any Participant. Subject to the following sentence, the Committee, in its sole discretion, may provide for the lapse of restrictions in installments and may waive or accelerate such restrictions in whole or in part, based on such factors or criteria, including specified performance criteria, as the Committee may determine. Upon expiration of any applicable restriction period or lapse of any restrictions, the Participant shall be vested in the Restricted Stock Award, or applicable portion thereof.

          (c)    Evidence of Ownership.    At the time of grant, the Company shall, in its discretion, issue to each Participant receiving a Restricted Stock Award either: (i) a certificate or certificates in respect of such shares of Common Stock or (ii) uncertificated shares in book entry form. In either case, such shares shall be registered in the name of such Participant, and shall bear an appropriate legend or notation, as applicable, referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that, as a condition of any Restricted Stock Award: (x) the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award and (y) shares evidencing such Restricted Stock Award (if in certificate form) be held in custody by the Company until the restrictions thereon have lapsed.

          (d)    Rights as Shareholder.    Except as otherwise provided by the Committee in its sole discretion, a Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Stock dividends issued with respect to shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

        9A.    Stock Units.    Awards of Stock Units granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

          (a)    Terms and Conditions of Stock Units Generally; Award Agreement.    The Committee may, in its discretion, (1) authorize and grant to any Eligible Individual an Award of Stock Units, (2) credit to any Eligible Employee Stock Units, (3) permit an Eligible Employee to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or (4) grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other compensation or Award under this Plan. The specific terms, conditions, and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable Award Agreement and any relevant Company bonus, performance or other service or deferred compensation plan, in form substantially as approved by the Committee, in each case subject to compliance with Section 409A of the Code.

          (b)    Payment of Awards.    Subject to compliance with Section 409A of the Code, the Committee, in the applicable Award Agreement or other award agreement or the relevant Company deferred compensation plan, may permit the Eligible Individual to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Stock Unit offsets or other provisions for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.

          (c)    Dividend Equivalent Rights.    In its discretion, the Committee may grant to any Eligible Individual "Dividend Equivalent Rights" concurrently with the grant of any Award of Stock Units, on such terms as set forth by the Committee in the applicable Award Agreement. Dividend Equivalent Rights shall be based on all or part of the amount of dividends declared on shares of Common Stock and shall be credited as of dividend payment dates during the period between the date of grant (or such later date as the Committee may set) and the date the Award of Stock Units expires (or such earlier date as the Committee may set), as determined by the Committee. Dividend Equivalent Rights shall be payable in cash or shares of Common Stock, and may be subject to such conditions, as may be determined by the Committee.

          (d)    Cancellation of Restricted Stock Units.    Unless the Committee otherwise expressly provides, and subject to Section 14 hereof, Restricted Stock Units that remain subject to conditions to vesting at the time of termination of employment or service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be cancelled, unless the Committee otherwise provides in or by amendment to the applicable terms of the Award.

          (e)    Rights as Shareholder.    A Participant shall have no rights as a shareholder with respect to an Award of Stock Units. Stock Units may, however, by express provision in the applicable Award Agreement, entitle a Participant to Dividend Equivalent Rights as provided under Section 9A(c) hereof.

        10.    Stock Appreciation Rights.    Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate.

          (a)    Award Agreement.    Stock Appreciation Rights shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan.

          (b)    Terms of Stock Appreciation Rights Generally.    Subject to the terms of the Plan and the applicable Award Agreement, each Stock Appreciation Right shall entitle the Participant to whom such Stock Appreciation Right was granted to receive, upon exercise thereof, the amount specified in Section 10(e). A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine).

          (c)    Exercise Price.    The exercise price per share of Common Stock subject to a Stock Appreciation Right shall be determined by the Committee at the time of grant and set forth in the Award Agreement.

          (d)    Exercise.    A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. A Stock Appreciation Right granted in tandem with a Stock Option shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. A Stock Appreciation Right unrelated to a Stock Option shall contain such terms and conditions as to exercisability and duration as the Committee shall determine, but in no event shall any such Stock Appreciation Right have a term of greater than ten (10) years. The Committee, in its sole discretion, may provide for the acceleration of vesting of a Stock Appreciation Right, in whole or in part, based on such factors or criteria (including specified performance criteria) as the Committee may determine. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall no longer be available for grant under the Plan. If the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the related Stock Appreciation Right shall be cancelled automatically to the extent of the number of shares covered by the Stock Option exercise. A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

          (e)    Amount of Payment.    In the event a Participant exercises a Stock Appreciation Right, such Participant shall be entitled to receive an amount determined by multiplying (a) the difference between the Fair Market Value of one share of Common Stock on the date of exercise and the exercise price per share specified for the Stock Appreciation Right by (b) the number of shares in respect of which the Stock Appreciation Right shall have been exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement at the time the Stock Appreciation Right is granted.

          (f)    Form of Payment.    Payment upon exercise of a Stock Appreciation Right shall be made in cash, in shares of Common Stock, or some combination thereof, as the Committee shall determine in its sole discretion.

          (g)    Rights as Shareholder.    A Participant shall have no rights as a shareholder with respect to any Stock Appreciation Right unless and until shares of Common Stock (either in certificate or book entry form) are issued to the Participant as payment upon exercise of such Stock Appreciation Right, and, subject to Section 16(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

          (h)    Limited Stock Appreciation Rights.    The Committee may grant to an Eligible Individual a Stock Appreciation Right (a "Limited Stock Appreciation Right") pursuant to which the Participant shall have the right to surrender such Limited Stock Appreciation Right or any portion thereof to the Company within thirty (30) days following a Change in Control and to receive from the Company in exchange therefor a cash payment in an amount equal to (a) the number of shares of Common Stock under the Limited Stock Appreciation Right or portion thereof which is being exercised, multiplied by (b) the excess of (i) the greater of (A) the highest price per share of Common Stock paid in connection with the Change in Control or (B) the highest Fair Market Value per share of Common Stock in the 90 day period preceding such Change in Control, over (ii) the Fair Market Value of a share of Common Stock on the date the Limited Stock Appreciation Right was granted as set forth in the Award Agreement. Limited Stock Appreciation Rights granted under the Plan shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee deems appropriate.

        11.    Performance Share Awards.    Performance Share Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

          (a)    Award Agreement.    Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be received by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate.

          (b)    Terms of Performance Share Awards Generally.    Performance Share Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Share Awards may be granted for such consideration as the Committee deems appropriate. Performance Share Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of shares of Common Stock subject to each Performance Share Award granted to a Participant.

          (c)    Performance Goals.    Performance Share Awards shall provide that, in order for a Participant to be entitled to receive shares of Common Stock under such Award, the Company, a Subsidiary and/or the Participant must achieve certain specified performance goals ("Performance Goals") over a designated performance period ("Performance Period"). The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish the Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period. In setting Performance Goals, the Committee may use such measures as net earnings, operating earnings or income, absolute and/or relative return on equity or assets, earnings per share, cash flow, pretax profits, earnings growth, revenue growth, comparison to peer companies, any combination of the foregoing, or such other measure or measures of performance, including individual measures of performance, in such manner as it deems appropriate. Prior to the end of a Performance Period, the Committee may, in its discretion, adjust the performance objectives to reflect a Change in Capitalization (as hereinafter defined) or any other event which may materially affect the performance of the Company, a Subsidiary or a division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, a Subsidiary or a division. The extent to which a Participant is entitled to payment of a Performance Share Award at the end of the Performance Period shall be determined by the Committee, in its sole discretion, based on the Committee's determination of whether the Performance Goals established by the Committee in the granting of such Performance Share Award have been met.

          (d)    Payment of Awards.    Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the respective Performance Period, or at such other time as the Committee shall determine, in shares of Common Stock.

          (e)    Rights as Shareholder.    Except as otherwise provided by the Committee in the applicable Award Agreement, a Participant shall have no rights as a shareholder with respect to a Performance Share Award until shares of Common Stock (either in certificate or book entry form) shall have been issued to the Participant following the conclusion of the Performance Period, and, subject to Section 16(b), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

        12.    Performance Units.    Awards of Performance Units shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (a)    Award Agreement.    Awards of Performance Units shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan.

          (b)    Terms of Performance Units Generally.    Each Performance Unit shall entitle the Participant to whom such Performance Unit was granted to receive, upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate, the amount specified in Section 12(d). Performance Units may be granted alone or in addition to other Awards under the Plan.

          (c)    Performance Goals.    Awards of Performance Units shall provide that, in order for a Participant to be entitled to payment under such Award, the Company, a Subsidiary and/or the Participant must achieve certain specified Performance Goals over a designated Performance Period. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish the Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period. In setting Performance Goals, the Committee may use such measures as net earnings, operating earnings or income, absolute and/or relative return on equity or assets, earnings per share, cash flow, pretax profits, earnings growth, revenue growth, comparison to peer companies, any combination of the foregoing, or such other measure or measures of performance, including individual measures of performance, in such manner as it deems appropriate. Prior to the end of a Performance Period, the Committee may, in its discretion, adjust the performance objectives to reflect a Change in Capitalization (as hereinafter defined) or any other event which may materially affect the performance of the Company, a Subsidiary or a division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, a Subsidiary or a division. The extent to which a Participant is entitled to payment of a Performance Unit Award at the end of the Performance Period shall be determined by the Committee, in its sole discretion, based on the Committee's determination of whether the Performance Goals established by the Committee in the granting of such Performance Unit Award have been met.

          (d)    Payment of Awards.    Payment in settlement of a Performance Unit Award shall be made as soon as practicable following the conclusion of the respective Performance Period, or at such other time as the Committee shall determine, in cash. The amount of any such payment shall be determined by multiplying (i) the difference between the Fair Market Value of one share of Common Stock on the relevant date and the price per share specified for the Performance Unit by (ii) the number of Performance Units. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Performance Unit by including such a limit in the Award Agreement at the time the Performance Unit is granted.

          (e)    Rights as Shareholder.    A Participant shall have no rights as a shareholder with respect to an Award of Performance Units.

        13.    Special Performance-Based Awards.

          (a)    General Provisions.    Without limiting the generality of the foregoing, and in addition to qualifying awards granted under other provisions of this Plan (i.e. Options or SARs granted with an exercise price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Individuals who are key employees or officers of the Company or any of its Subsidiaries ("Presumptively Qualifying Awards")), the Committee may authorize and grant to any Eligible Individual who is a key employee or an officer of the Company or any of its Subsidiaries, other cash or stock-related performance-based awards, including "performance-based" awards within the meaning of Section 162(m) of the Code ("Special Performance-Based Awards"), whether in the form of restricted stock, stock appreciation rights, performance stock, performance units, or other rights, whether or not related to stock values or appreciation, and whether payable in cash, Common Stock or a combination thereof. If the Award (other than a Presumptively Qualifying Award) is intended as performance-based compensation under Section 162(m) of the Code, the vesting or payment thereof will depend on the performance of the Company on a consolidated, Subsidiary, segment, division or business unit basis with reference to performance goals relative to one or more of the following business criteria (the "Business Criterion"): net earnings, operating earnings or income, absolute and/or relative return on equity or assets, cost containment or reduction, earnings per share, cash flow, earnings growth or revenue growth. These terms are used as applied under generally accepted accounting principles or in the Company's financial reporting. To qualify Awards as performance-based under Section 162(m), the applicable Business Criteria and specific performance goal or goals ("targets") must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of a performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while the performance relating to such targets remains substantially uncertain within the meaning of 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. The applicable performance measurement period may be not less than three months nor more than 10 years.

          (b)    Maximum Award.    Grants or awards under this Section 13 may be paid in cash or stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one Participant in anyone calendar year shall be subject to the limit set forth in Section 6(a) of the Plan. The maximum number of shares of Common Stock which may be delivered pursuant to Special Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one Participant in any one calendar year shall not exceed 500,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 16(b). In addition, the aggregate amount of compensation to be paid to any one Participant in respect of all Special Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that Participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

          (c)    Committee Certification.    Except as otherwise permitted to qualify as performance-based compensation under Section 162(m), before any Special Performance-Based Award under this Section 13 is paid, the Committee must certify that the performance standard, target(s), and the other material terms of the Special Performance-Based Award were in fact satisfied.

          (d)    Terms and Conditions of Awards.    The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 13, including the authority to reduce Awards, to determine payout schedules and the extent of vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise. The Committee may provide that in the event a Participant terminates employment or service for any one or more reason during a calendar year, the Participant shall forfeit all rights to any Award for the calendar year.

          (e)    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Company's stockholders that occurs in the fifth year following the year in which the Company's stockholders first approve this Plan.

        14.    Termination of Employment.

          (a)    Disability or Retirement.    Except as may otherwise be provided by the Committee in its sole discretion at the time of grant or subsequent thereto, if a Participant's employment with the Company and its Subsidiaries terminates by reason of Disability or Retirement, (i) any Stock Option or Stock Appreciation Right held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period (the "Exercise Period") of one year from the date of such Disability or Retirement or until the expiration of the stated term of the Stock Option or Stock Appreciation Right, whichever period is shorter, and to the extent not exercisable on the date of termination of employment, such Stock Option or Stock Appreciation Right shall be forfeited; provided, however, that if a Participant terminates employment by reason of Retirement and such Participant holds an Incentive Stock Option, the Exercise Period shall not exceed the shorter of three months from the date of Retirement and the remainder of the stated term of such Incentive Stock Option; provided further, however, that if the Participant dies during the Exercise Period, any unexercised Stock Option or Stock Appreciation Right held by such Participant may thereafter be exercised to the extent it was exercisable on the date of Disability or Retirement, by the legal representative of the estate or legatee of the Participant under the will of the Participant, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is shorter (or, in the case of an Incentive Stock Option, for a period equal to the remainder of the Exercise Period), (ii) with respect to a Restricted Stock Award, if such termination is prior to the end of any applicable restriction period, the number of shares of Common Stock subject to such Award which have not become vested as of the date of Disability or Retirement shall be forfeited, (iii) with respect to a Restricted Stock Unit Award, if such termination is prior to the end of any applicable conditions to vesting, the number of Restricted Stock Units subject to such Award that have not become vested as of the date of Disability or Retirement shall be forfeited and (iv) with respect to a Performance Share Award or a Performance Unit Award, if such termination is prior to the end of any applicable Performance Period, the number of shares of Common Stock subject to such Award which have not been earned or the corresponding Award payment, as the case may be, as of the date of Disability or Retirement shall be forfeited. In determining whether to exercise its discretion under the first sentence of this Section 14(a) with respect to an Incentive Stock Option the Committee may consider the provisions of Section 422 of the Code.

          (b)    Other Terminations.    Unless the Committee determines otherwise in its sole discretion at the time of grant or subsequent thereto, if a Participant's employment with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement, (i) any Stock Option or Stock Appreciation Right held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period of sixty (60) days from the date of such termination of employment or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is shorter, and to the extent not exercisable on the date of termination of employment, such Stock Option or Stock Appreciation Right shall be forfeited, and (ii) with respect to a Restricted Stock Award, if such termination is prior to the end of any applicable restriction period, the number of shares of Common Stock subject to such Award which have not become vested as of the date of termination shall be forfeited, (iii) with respect to a Restricted Stock Unit Award, if such termination is prior to the end of any applicable conditions to vesting, the number of Restricted Stock Units subject to such Award that have not become vested as of the date of termination shall be forfeited and (iv) with respect to a Performance Share Award or a Performance Unit Award, if such termination is prior to the end of any applicable Performance Period, the number of shares of Common Stock subject to such Award which have not been earned or the corresponding Award payment, as the case may be, as of the date of such termination of employment shall be forfeited. In determining whether to exercise its discretion under the first sentence of this Section 14(b) with respect to an Incentive Stock Option, the Committee may consider the provisions of Section 422 of the Code.

          (c)    Events Not Deemed Terminations of Service; Effect of Change of Subsidiary Status.    Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Individual in respect of such Subsidiary who does not continue as an Eligible Individual in respect of another entity within the Company after giving effect to the Subsidiary's change in status.

          (d)    If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

        15.    Non-transferability.    No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or, except (a) in the case of an Incentive Stock Option, pursuant to a "qualified domestic relations order" ("QDRO") as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, (b) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or (c) by the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Committee; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award that is not an Incentive Stock Option to a Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided further that the restrictions in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by, and payments in settlement of Awards shall be payable only to, the Participant or, if applicable, the "alternate payee" under a QDRO or the family member or trust to whom such Stock Option, Stock Appreciation Award or other Award has been transferred in accordance with the previous sentence.

        16.    Recapitalization or Reorganization.

          (a)    The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b)    Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (a "Change in Capitalization") (i) such proportionate adjustments as may be necessary (in the form determined by the Committee in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan (including the specific share limits, maximums and numbers of shares set forth elsewhere in the Plan), the number of shares of Common Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof, the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or subject to Section 13, the performance standards applicable to any outstanding Awards and (ii) the Committee may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion. Notwithstanding the foregoing, in each case, no adjustment shall be made to any Award that would subject the holder of such Award to additional tax under Section 409A of the Code with respect to such Award.

          (c)    To the extent limited by Section 162(m) of the Code in the case of an Award intended as performance-based compensation thereunder and necessary to assure the deductibility of the compensation payable under the award, the Committee shall have no discretion under this Plan (i) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance target or the exercise of the option or SAR, or (ii) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under the Award.

        17.    Change in Control.    Subject to Section 16(c), in the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock Awards then outstanding shall lapse as of the date of the Change in Control, (iii) all restrictions and conditions of all Restricted Stock Units then outstanding shall lapse and such Restricted Stock Units shall become payable as of the date of the Change in Control, (iv) each other Award that is granted under this Plan shall become payable to the holder of such Award as of the date of the Change in Control, and (v) in the case of a Change in

Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the "Surviving Entity") or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a "Predecessor Option") will be converted into an option (a "Substitute Option") to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices. Notwithstanding the foregoing, an Award shall not be accelerated and/or become payable pursuant to this Section 17 to the extent that such acceleration and/or payment shall cause the holder of such Award to be subjected to additional tax under Section 409A of the Code with respect to such Award. If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

        18.    Amendment of the Plan.    The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part, except that no termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with Rule 16b-3 under the Exchange Act, Section 162(m), 422 or 424 of the Code, or to comply with any other law, regulation or stock exchange rule or deemed necessary or advisable by the Board. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Stock Option to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws. In addition, changes contemplated by Section 16(b) of this Plan shall not be deemed to constitute changes or amendments for purposes of this Section 18.

        19.    Miscellaneous.

          (a)    Tax Withholding.    No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement, valued in a consistent manner at their fair market value. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

          (b)    ISO Notice of Sale.    The applicable Award Agreement for an Incentive Stock Option shall provide that if a Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any share of Common Stock issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such share of Common Stock to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

          (c)    Loans.    On such terms and conditions as shall be approved by the Committee and subject to compliance with applicable law, the Company may directly or indirectly lend money to a Participant to accomplish the purposes of the Plan, including to assist such Participant to acquire or carry shares of Common Stock acquired upon the exercise of Stock Options granted hereunder, and the Committee may also separately lend money to any Participant to pay taxes with respect to any of the transactions contemplated by the Plan.

          (d)    No Right to Grants or Employment.    No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

          (e)    Unfunded Plan.    Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to Awards hereunder.

          (f)    Other Employee Benefit Plans.    Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

          (g)    Securities Law Restrictions.    The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such shares issued in certificate form, or a notation to be made on any such shares issued in book entry form, as applicable, to make appropriate reference to such restrictions. No Award shall be granted or shares of Common Stock shall be issued hereunder unless the Company shall have determined that such grant or issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

          (h)    Plan Construction.

            (1)    Compliance with Rule 16b-3.    The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16(b)(3) to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

            (2)    Section 162(m).    Awards under Section 13 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such Committee provides otherwise at the time of grant of the Award. It is the further intent of the Company that (to the extent the Company or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such Awards and any other Special Performance-Based Awards under Section 13 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

          (i)    Deductibility Under Code Section 162(m).    Awards granted under the Plan to Eligible Individuals which the Committee reasonably believes may be subject to the deduction limitation of Section 162(m) of the Code shall not be exercisable, and payment under the Plan in connection with such an Award shall not be made, unless and until the Committee has determined in its sole discretion that such exercise or payment would no longer be subject to the deduction limitation of Section 162(m) of the Code.

          (j)    Award Agreement.    Each Eligible Individual receiving an Award under the Plan shall enter into an Award Agreement in a form specified by the Committee agreeing to the terms and conditions of the Award and such other matters as the Committee shall, in its sole discretion, determine. In the event of any conflict or inconsistency between the Plan and any such Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

          (k)    Expenses.    The costs and expenses of administering the Plan shall be borne by the Company.

          (l)    Applicable Law.    Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

          (m)    Effective Date.    The Plan shall be effective as of the date (the "Effective Date") the Plan is approved by the Board, provided that the Plan is approved by the Company's shareholders within 12 months after the Effective Date. Awards granted under the Plan prior to such shareholder approval shall be and are made subject to defeasance by the failure of the shareholders to approve the Plan.

          (n)    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

          (o)    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          (p)    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

          (q)    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

*    *    *    *    *

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 23, 2009.

Vote by Internet

•                  Log on to the Internet and go to www. envisionreports.com/ges

•                  Follow the steps outlined on the secured website.

Vote by telephone

•                  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•                  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Class I Directors:

		For	Withhold
01 -	Carlos Alberini (term expiring in 2012)	☐	☐

		For	Withhold
02 -	Alice Kane (term expiring in 2012)	☐	☐

	For	Against	Abstain
2. To re-approve the performance criteria for performance-based awards set forth in the Company’s 2004 Equity Incentive Plan.	☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 30, 2010.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote on such other matters that may properly come before this Annual Meeting or any adjournment or postponement thereof. If no direction is made, this proxy will be voted for each of the nominees for director and for Proposals 2 and 3.

B Non-Voting Items

Change of Address — Please print your new address below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting. ☐

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Guess?, Inc.

COMMON STOCK

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Carlos Alberini, Deborah Siegel and Jason Miller, or any of them acting alone, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of GUESS?, Inc. (the “Company”) held of record by the undersigned on May 6, 2009 at the Annual Meeting of Shareholders to be held on June 23, 2009 at 9:00 a.m., local time, or any adjournments or postponements thereof, at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210, and hereby revoke(s) any proxies heretofore given.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, FOR THE RE-APPROVAL OF THE PERFORMANCE CRITERIA FOR PERFORMANCE-BASED AWARDS SET FORTH IN THE COMPANY’S 2004 EQUITY INCENTIVE PLAN, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

This proxy is revocable and the undersigned may revoke it at any time prior to its exercise. Attendance of the undersigned at the above meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned votes said shares in person.

(Continued and to be voted on reverse side.)

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 23, 2009
PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS (Item 1 on Proxy Card)
PROPOSAL NO. 2: RE-APPROVAL OF THE PERFORMANCE CRITERIA FOR THE GUESS?, INC. 2004 EQUITY INCENTIVE PLAN (Item 2 on Proxy Card)
Aggregate Past Grants Under the 2004 Equity Incentive Plan
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Item 3 on Proxy Card)
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS Independent Registered Public Accountants Fee Summary
REPORT OF THE AUDIT COMMITTEE
DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE AND DIRECTOR COMPENSATION
Non-Employee Director Compensation
Compensation Discussion and Analysis
Compensation Committee Report on Executive Compensation(1)
Compensation Committee Interlocks and Insider Participation
Summary Compensation Table
Compensation of Named Officers
Description of Employment Agreements
Grants of Plan-Based Awards in Fiscal 2009
Description of Plan-Based Awards
Outstanding Equity Awards at Fiscal 2009 Year-End
Option Exercises and Stock Vested in Fiscal 2009
Non-Qualified Deferred Compensation Plan Table
Pension Benefits Table
Potential Payments Upon Termination or Change in Control
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  Appendix A
GUESS?, INC. 2004 EQUITY INCENTIVE PLAN (Conformed to Include the First, Second and Third Amendments Thereto)